DATED            July 29          1997
                  --------------------------------------








             (1)  LUCAS LIMITED

             (2)  ASSEMBLY TECHNOLOGY & TEST LIMITED

             (3)  LUCAS INDUSTRIES PLC

             (4)  LUCAS AUTOMATION & CONTROL ENGINEERING LIMITED






                             A G R E E M E N T

                              relating to the

                 Sale and Purchase of the English Assets of

                       Lucas Assembly & Test Systems








Eversheds
10 Newhall Street
Birmingham B3 3LX
Tel: 0121 233 2001
Fax: 0121 236 1583
BIRCORP/53010

                                  CONTENTS


1.   Definitions
2.   Sale and Purchase of the Activity
3.   Consideration
4.   Completion
5.   Further Assurance and the Contracts
6.   Debtors
7.   The Transferring Employees
8.   Costs and Expenses
9.   Indemnity and Liabilities
10.  Product Liability and Product Warranty
11.  Post Completion Covenants
12.  Licence of Licensed Intellectual Property
13.  Risk Property and Title
14.  Exclusions
15.  Inspection of Documents
16.  Assignment Prohibited
17.  Survival of Certain Provisions
18.  Governing Law
19.  Counterparts
20.  Severability
21.  Notices and other Communications
22.  No Third Party Beneficiary
23.  Modification
24.  Waiver of Provisions

SCHEDULE 1        The Leased Assets
SCHEDULE 2        The Plant, Machinery and Equipment
SCHEDULE 3        The Property
SCHEDULE 4        Transferring Employees
SCHEDULE 5        Intellectual Property Agreements
SCHEDULE 6        Assignment of Debtors
SCHEDULE 7        Pensions
SCHEDULE 8        Registered Intellectual Property
SCHEDULE 9        Part 1: Trade Mark Assignment by Lucas
                  Part 2: Trade Mark Assignment by LACE
                  Part 3: Patent Assignment by Lucas
                  Part 4: Patent Assignment by LACE
                  Part 5: Assignment of Patent Application by Lucas into
                          joint names
                  Part 6: Assignment of Unregistered Intellectual Property
SCHEDULE 10       Forward Exchange Currency Contracts
SCHEDULE 11       Bills of Exchange
SCHEDULE 12       Bonds, Guarantees and Indemnities
SCHEDULE 13       Memoranda of Understanding
SCHEDULE 14       Expired Patents
SCHEDULE 15       Competing Activities

THIS AGREEMENT is made on July 29, 1997

BETWEEN

(1) THE VENDOR Lucas Limited whose registered office is at Stratford Road Solihull B90 4LA England

(2) THE PURCHASER Assembly Technology & Test Limited whose registered office is at 15 St Botolph Street, London EC3A 7NJ

(3) LUCAS Lucas Industries plc whose registered office is at Stratford Road Solihull B90 4LA England

(4) LACE Lucas Automation & Control Engineering Limited whose registered office is at Stratford Road, Solihull B90 4LA England

RECITALS

(A) The Vendor carries on the Activity at the Property (as each such expression is defined below).

(B) Members of the Lucas Group (as defined below) carry on businesses similar to that of the Activity in Germany and the United States of America.

(C) Members of the Lucas Group are to sell the businesses referred to in (B) above to the Purchaser or members of the Purchaser's Group (as defined below) on terms similar to those contained in this Agreement.

(D) The Vendor has agreed to sell the Activity and the Assets (as defined below) to the Purchaser on the terms and conditions hereinafter appearing and in the Umbrella Agreement (as defined below).

(E) Lucas enters into this Agreement for the purposes of selling the Property and part of the Registered Intellectual Property and LACE enters into this Agreement for the purpose of selling part of the Registered Intellectual Property.

(F) The Umbrella Agreement regulates the terms and conditions on which the Activity and the businesses referred to in (B) above are to be sold.

NOW THIS AGREEMENT WITNESSES as follows:-

1.   DEFINITIONS

     In this Agreement (which expression shall include the Recitals of and Schedules to this Agreement) except where inconsistent with the subject matter or context:-

     1.1 The following words and expressions shall bear the following meanings respectively:-

               "the Accruals"            Any   liability   of  the   Vendor
                                         relating  to  the  Activity  which
                                         falls  to  be  settled  after  the
                                         Completion  Date in the  course of
                                         carrying   on  the   Activity   in
                                         respect  of a period of time which
                                         commences  before  the  Completion
                                         Date and ends after such date

               "the Activity"            The   business   of   the   design
                                         manufacture and  implementation of
                                         assembly    line    and    testing
                                         equipment     with      associated
                                         materials  handling and production
                                         control systems (and the provision
                                         of   services   related   thereto)
                                         primarily   for   the   automotive
                                         components  industry carried on by
                                         the Vendor at or from the Property

               "the Amounts Recoverable  The  amounts  recoverable  by  the
                on Contracts"            Vendor on the  Customer  Contracts
                                         in    accordance     with    their
                                         respective terms together with the
                                         work-in-progress   which   is  the
                                         subject of
                                         the Customer  Contract in question
                                         in  respect of which the amount is
                                         recoverable,  as at the Completion
                                         Date

               "the Asnu Licence"        The Asnu Licence  Agreement  dated
                                         25 May 1993 made between High-Tech
                                         Auto Tools Pty Limited and Lucas

               "the Assets"              The  assets  specified  in  clause
                                         2.1,  the  Property to be sold and
                                         purchased  hereunder  or otherwise
                                         dealt with in accordance with this
                                         Agreement  and  the   Intellectual
                                         Property  and the  Know  How to be
                                         dealt with in accordance with this
                                         Agreement

               "Assumed Liabilities"     The obligations and liabilities to
                                         be  assumed  by the  Purchaser  as
                                         described in clause 9.1

               "Bids" Any and all bids or tenders for the sale of goods or services of the Activity which are open as at the Completion Date

               "Business Unit"           Any part of a member  of the Lucas
                                         Group or the  activities of such a
                                         member in either  case in  respect
                                         of   which   separate   management
                                         accounts have customarily been
                                         prepared by the Lucas Group or the
                                         relevant member

               "Competitor"              Any of the following  companies or
                                         any Subsidiary or Holding  Company
                                         of  any  of  them  or  any   other
                                         Subsidiary    of   such    Holding
                                         Company, namely:-

                                         Aixin  Seiki  Co  Limited,  Robert
                                         Bosch GmbH, GM's Delphi Automotive
                                         Systems,      ITT      Industries,
                                         Nippondenso,  Siemens,  Stanadyne,
                                         Zexel,     Sundstrand,      Parker
                                         Hannifin,   Allied  Signal,  Moog,
                                         Hamilton  Standard,   Rolls-Royce,
                                         Valeo, Delco, Motorola and Denso

               "Completed Contract"      Any  contract or  arrangement  for
                                         the supply of goods or services by
                                         the Vendor or any  previous  owner
                                         of the Activity in relation to the
                                         Activity:-

                                         (i)  pursuant  to which the supply
                                              of  the  relevant   goods  or
                                              services was completed within
                                              the  two  years   immediately
                                              preceding the Completion Date
                                              and in  respect  of which any
                                              warranty, guarantee,
                                              maintenance     or    similar
                                              obligation,    liability   or
                                              commitment   (a   "Warranty")
                                              given by the  Vendor (or such
                                              previous    owner)    remains
                                              outstanding   and   has   not
                                              expired  by  the   Completion
                                              Date; or

                                        (ii)  pursuant  to which the supply
                                              of  the  relevant   goods  or
                                              services  has been  completed
                                              and under which the  customer
                                              has  prior to the  Completion
                                              Date  made a claim  under any
                                              Warranty   relating  to  such
                                              goods or services

               "Completion"             Completion of the sale and purchase
                                        hereby  agreed in  accordance  with
                                        clause 4 and "the Completion  Date"
                                        shall be  construed  as the opening
                                        of  business  on the  date on which
                                        completion takes place

               "the Consideration"      The  consideration  for the  Assets
                                        hereby   agreed   to  be   sold  as
                                        determined in  accordance  with the
                                        Umbrella Agreement

               "the Contracts"          Any and all current  contracts  and
                                        arrangements  of  the Vendor or any
                                        member   of   the    Lucas    Group
                                        (including,   without   limitation,
                                        current  contracts  assumed  by the
                                        Vendor or any  other  member of the
                                        Lucas  Group to which any  previous
                                        owner  of the  Activity  is  party)
                                        relating wholly to the Activity (or
                                        where  any  current  contracts  and
                                        arrangements  of the  Vendor or any
                                        other  member  of the  Lucas  Group
                                        relate in part only to the Activity
                                        then such  part  shall be deemed to
                                        be included  within the definition)
                                        entered into before the  Completion
                                        Date      (including,       without
                                        limitation, the Customer Contracts,
                                        the   Supplier    Contracts,    the
                                        agreements  relating  to the Leased
                                        Assets  and  the  forward  exchange
                                        currency  contracts  referred to in
                                        Schedule  10) and which then remain
                                        (in   whole   or  in  part)  to  be
                                        performed  by  the  Vendor  or  any
                                        other  member of the  Lucas  Group,
                                        including,  without limitation, the
                                        Completed   Contracts   and   those
                                        current    contracts    where   any
                                        warranty, guarantee, maintenance or
                                        other similar obligation, liability
                                        or commitment remains to be carried
                                        out by  any  member  of  the  Lucas

                                        Group   or   where   any    payment
                                        obligations  of any  member  of the
                                        Lucas    Group    have   not   been
                                        satisfied;   provided  always  that
                                        this definition excludes:-

                                        (i)    contracts or arrangements to
                                               the  extent  they  relate to
                                               the  Excluded  Assets  or to
                                               the   Excluded   Liabilities
                                               (other     than     Excluded
                                               Liabilities  referred  to in
                                               clauses 9.2.9 and 9.2.10);

                                        (ii)   Group Sharing Arrangements;

                                        (iii)  the Asnu Licence; and

                                        (iv)   contracts of  employment  of
                                               any  employees of any member
                                               of the Lucas Group

               "control"                The possession, direct or indirect,
                                        of the power to direct or cause the
                                        direction  of  the  management  and
                                        policies  of  a  company,   whether
                                        through  the  ownership  of  voting
                                        securities,    by    contract    or
                                        otherwise

               "the Creditors"          The book and other  debts  owing by
                                        the Vendor in  connection  with the
                                        Activity  to or in respect of trade
                                        creditors,  trade bills payable and
                                        any other amounts owing to
                                        creditors  of the Vendor in respect
                                        of the  Activity at the  Completion
                                        Date (and  whether  or not then due
                                        and  payable)   including   without
                                        limitation:

                                        (i)   the Accruals;

                                        (ii)  any   amounts   owed  by  the
                                              Vendor  to any  member of the
                                              Lucas Group in respect of the
                                              Activity  or by the  Activity
                                              to another  Business Unit (in
                                              each  and  any  such  case on
                                              current      account)     but
                                              excluding  (for the avoidance
                                              of doubt) any Lucas  Internal
                                              Funding; and

                                        (iii) any    amounts    owing    to
                                              creditors   under  the  Group
                                              Sharing  Arrangements  to the
                                              extent  they  relate  to  the
                                              Activity

               "the Customer            Any  and all  uncompleted  purchase
                Contracts"              orders  from  customers  which were
                                        accepted by the Vendor prior to the
                                        Completion Date which relate to the
                                        Activity  and which then  remain to
                                        be performed in whole or in part

               "the Debtors"            The book  and  other debts owing to
                                        the Vendor in  connection  with the
                                        Activity  by or in respect of trade
                                        debtors,   trade  bills  receivable
                                        (including without limitation those
                                        bills   of   exchange   listed   in
                                        Schedule 11) and any other  amounts
                                        owing to the  Vendor by  debtors in
                                        connection with the Activity at the
                                        Completion  Date  (whether  or  not
                                        then  due and  payable),  including
                                        (without  limitation)  any  amounts
                                        owed  by any  member  of the  Lucas
                                        Group to the  Vendor in  respect of
                                        the   Activity   or   owed  to  the
                                        Activity by another  Business  Unit
                                        (in  each  and  any  such  case  on
                                        current account) but excluding (for
                                        the  avoidance  of doubt) any Lucas
                                        Internal Funding

               "the Disclosure Letter"  has  the  meaning   given  to  that
                                        expression    in    the    Umbrella
                                        Agreement

               "DTI Competitor"         Any of the  following  companies or
                                        any  Subsidiary or Holding  Company
                                        of  any  of  them   or  any   other
                                        Subsidiary of such Holding Company,
                                        namely:-

                                        Giddings & Lewis,  Thyssen,  Bosch,
                                        Western Atlas, B&K,

                                        Elcon,    ABB,    Ingersoll   Rand,
                                        Mohwald,    Meidenscha,    Mecelec,
                                        Stiwa, Teim Techneck and Knoell

               "Economic Value Added    The bonus  scheme  operated  by the
                Bonus Scheme"           Vendor in respect of the  Activity,
                                        details of which are  contained  in
                                        section   2  of   Annex  3  to  the
                                        Disclosure Letter

               "the Excluded Assets"    The  assets,   rights,  claims  and
                                        benefits  excluded from the sale to
                                        the  Purchaser as set out in clause
                                        2.5

               "the Excluded            The  liabilities  to be retained by
                Liabilities"            the Vendor as set out in clause 9.2

               "Expired Patent"         A granted  patent  (a) which at the
                                        Completion   Date  has  lapsed  and
                                        cannot be  revived  or (b) of which
                                        at the Completion Date the term has
                                        expired and cannot be extended, and
                                        which in  either  case is listed as
                                        an expired patent in Schedule 14

               "Final Completion        shall  have  the  meaning  given to
                Statement"              that  expression  in  the  Umbrella
                                        Agreement

               "the First Property"     The freehold property  described in
                                        Part 1 of Schedule 3

               "the Goodwill"           The   goodwill  of  the  Vendor  in
                                        connection with the Activity

              "Group Sharing            Any    and   all    contracts    or
               Arrangements"            arrangements relating to the supply
                                        of goods or  services to the Vendor
                                        in respect of the  Activity and the
                                        supply of the same or similar goods
                                        or  services  to another  member of
                                        the Lucas Group or another Business
                                        Unit  from the same  supplier,  but
                                        excluding the Master Lease

               "the Guarantor"          DT  Industries,  Inc. of  Corporate
                                        Centre,   Suite  2-300,  1949  East
                                        Sunshine, Springfield, MO 65804

               "Holding Company"        holding   company   as  defined  in
                                        Section  736 of the  Companies  Act
                                        1985

               "Intellectual Property"  The     Registered     Intellectual
                                        Property   and   the   Unregistered
                                        Intellectual Property

               "Intellectual Property   The licences  briefly  described in
                Agreements"             Schedule  5  in  the  Agreed  Terms
                                        which  are to be  entered  into  on
                                        Completion

               "Intellectual Property   Assignments  of  the   Intellectual
                Assignments"            Property  and the  Know  How in the
                                        form or forms set out in Parts 1 to
                                        6 of Schedule 9

               "Know How"               All      inventions,       designs,
                                        techniques,   formulas,   technical
                                        drawings and specifications, market
                                        studies,    consultants'   reports,
                                        competitive  samples,   engineering
                                        prototypes,  trade secrets,  secret
                                        processes  and  other  confidential
                                        information  which are owned by the
                                        Lucas Group and which:-

                                        (i)  relate   exclusively   to  the
                                             Activity  and  which  are  not
                                             used by any  other  member  of
                                             the   Lucas   Group   or   any
                                             Business  Unit  other than the
                                             Activity; or

                                        (ii) are  to  be  licensed  to  the
                                             Lucas  Group  at or  following
                                             Completion   pursuant  to  the
                                             terms   of  the   Intellectual
                                             Property Agreements,

                                        but excluding any of the same which
                                        are   expressly   retained  by  any
                                        member of the Lucas Group under the
                                        LAO  Agreement or the  Intellectual
                                        Property  Agreements  and excluding
                                        the    Unregistered    Intellectual
                                        Property

               "the LAO Agreement"      The  agreement  in the Agreed Terms
                                        between      Lucas      Aftermarket

                                        Operations    and   the   Purchaser
                                        relating to the relationship  which
                                        will exist  between  those  parties
                                        after Completion

               "the Leased Assets"      Those   assets  not  owned  by  the
                                        Vendor   which   are  used  in  the
                                        Activity  which are the  subject of
                                        hire or hire  purchase  or  leasing
                                        agreements  brief   particulars  of
                                        which  assets  and  agreements  are
                                        listed in Schedule 1

               "Licence"                The   licence   of   the   Licensed
                                        Intellectual  Property  granted  by
                                        the  Vendor  to  the  Purchaser  on
                                        Completion pursuant to clause 12

               "Licensed Intellectual   The   unregistered   trade   marks,
                Property"               design rights,  copyright, know how
                                        and  other  intellectual   property
                                        rights which are owned by the Lucas
                                        Group and which:

                                        (i)    do not relate exclusively to
                                               the  Activity  in that  they
                                               are used by  another  member
                                               of the  Lucas  Group  or any
                                               Business       Unit      but
                                               immediately     prior     to
                                               Completion   have   to  some
                                               extent also been used by the
                                               Vendor  in  connection  with
                                               the Activity; and

                                        (ii)   the  Purchaser  will require
                                               use of in  order to carry on
                                               the  Activity  in  the  same
                                               manner after  Completion  as
                                               that   carried   on  by  the
                                               Vendor  immediately prior to
                                               Completion; and

                                        (iii)  which  are not  the  subject
                                               matter  of the  Intellectual
                                               Property  Agreements  or the
                                               LAO Agreement

               "Lucas Aftermarket       Lucas  Limited  trading  as  "Lucas
                Operations"             Aftermarket Operations"

               "the Lucas Central       The LucasVarity Treasury Department
                Treasury"               presently  based  at  Larden  Road,
                                        Acton, England

               "the Lucas Group"        LucasVarity  and any company  which
                                        is  a  Subsidiary   or   Subsidiary
                                        Undertaking of Lucas Varity for the
                                        time being and from time to time

               "Lucas Internal Funding" All  monies  due  to  or  from  the
                                        Activity   from  or  to  the  Lucas
                                        Central  Treasury  which is  either
                                        quasi capital or otherwise  owed on
                                        capital  account  or  which had the

                                        Lucas Central  Treasury been a bank
                                        would have amounted to an overdraft

               "LucasVarity"            LucasVarity plc,  registered number
                                        3207774

               "Magasa Action"          Legal proceedings between Lucas and
                                        Construcciones    Magasa,   SL   in
                                        relation to Patent No. 502112

               "Master Lease"           The Master Hiring Agreement (Number
                                        51986)  dated  26th  July  1993 and
                                        made  between (1) Lucas and (2) Lex
                                        Vehicle Leasing Limited relating to
                                        (inter alia) the vehicles listed in
                                        Schedule 1

               "MOUs" The memoranda of understanding entered into by the Vendor or any other member of the Lucas Group in respect of the Activity including without limitation those listed in
                                        Schedule 13

               "Net Current Assets      shall  have  the  meaning  given to
                Value"                  that  expression  in  the  Umbrella
                                        Agreement


               "the Plant, Machinery    The  fixed and  moveable  plant and
                and Equipment"          machinery,     tooling,    computer
                                        equipment and equipment  (including
                                        vehicles) owned by the

                                        Vendor  with an  original  cost per
                                        item  in  excess  of   (pound)5,000
                                        which are used in the  Activity and
                                        which are listed in  Schedule 2 and
                                        such   other   machinery    tooling
                                        furniture  and  equipment  owned by
                                        the Vendor  located at the Property
                                        and used  exclusively  or primarily
                                        in the Activity

               "the Prepayments"        Each  of  the   payments   made  in
                                        advance  by or  on  behalf  of  the
                                        Vendor prior to the Completion Date
                                        in the  course of  carrying  on the
                                        Activity  in respect of a period of
                                        time  which  commences  before  the
                                        Completion Date and ends after such
                                        date  but  excluding  (a) any  such
                                        payment to the extent the Purchaser
                                        does  not   acquire   the   benefit
                                        thereof or  otherwise  benefit from
                                        such payment  following  Completion
                                        and (b)  any  such  payment  to the
                                        extent it is not  reflected  in the
                                        Net Current Assets Value

               "the Project             Any advance payments or deposits on
                Prepayments"            any  Contracts  made  or  paid by a
                                        customer to the Vendor

               "the Property"           The First  Property  and the Second
                                        Property

               "the Purchaser's UK      Barlow  Lyde & Gilbert of  Beaufort
                Solicitors"             House,   15  St.  Botolph   Street,
                                        London EC3A 7NJ

               "the Purchaser's Group"  The Guarantor and any company:-

                                        (i)  which is a  Subsidiary  of the
                                             Guarantor; or

                                        (ii) over which the  Guarantor  has
                                             control   within  the  meaning
                                             defined in this Agreement

                                        for the time being and from time to
                                        time

               "the Records"            All   such   records,    lists   of
                                        customers and  suppliers,  accounts
                                        and   other   documents    relating
                                        exclusively   to  the  Activity  to
                                        enable the Purchaser effectively to
                                        carry on the same in  succession to
                                        the Vendor

               "Registered              All    registered    patents    and
                Intellectual Property"  registered    trade    marks    and
                                        applications for the same specified
                                        in  Schedule  8 and  owned  by  the
                                        Lucas Group

               "the Regulations"        The   Transfer   of    Undertakings
                                        (Protection      of     Employment)
                                        Regulations 1981 as amended

               "the Second Property"    The freehold property  described in
                                        Part 2 of Schedule 3

               "the Specified Shared    All management manuals, instruction
                IP"                     manuals, Health and Safety manuals,
                                        disaster    recovery    procedures,
                                        Project   Introduction   Management
                                        systems and other  similar  manuals
                                        and  the  copyright  and  know  how
                                        therein  owned by the  Lucas  Group
                                        and used in the Activity and by any
                                        other  Business  Unit or  member of
                                        the Lucas Group,  but  specifically
                                        excluding any technical information
                                        contained   therein   used  in  the
                                        design,        manufacture       or
                                        implementation of assembly line and
                                        testing equipment

               "the Stock"              All stocks, including raw materials
                                        and   components,    spare   parts,
                                        operating supplies, maintenance and
                                        non product stock,  finished goods,
                                        bought-in-goods,          packaging
                                        materials, packages and products in
                                        intermediate  stages of  completion
                                        (save  where  the same  constitutes
                                        Amounts      Recoverable      under
                                        Contracts)  owned by the Vendor for
                                        use or sale in connection  with the
                                        Activity  and any of the same which
                                        are or
                                        incorporate   goods  or   materials
                                        supplied  by a supplier  subject to
                                        reservation  of title in each  case
                                        at the Completion Date

               "Subsidiary"             subsidiary  as  defined  in section
                                        736 of the Companies Act 1985

               "Subsidiary Undertaking" subsidiary  undertaking  as defined in section 258 Companies Act 1985

               "the Supplier Contracts" Any   and   all    contracts    and
                                        arrangements   which  were  entered
                                        into before the Completion  Date by
                                        or on  behalf  of the  Vendor  with
                                        suppliers  for  the  supply  to the
                                        Vendor  of  goods  or  services  in
                                        connection  with the Activity which
                                        then  remain  to be  performed,  in
                                        whole or in part, but excluding the
                                        Group Sharing Arrangements

               "Taxation"               Any tax and any duty, impost,  levy
                                        or   governmental   charge  in  the
                                        nature of tax  whether  domestic or
                                        foreign  and any fine,  penalty  or
                                        interest    connected     therewith
                                        including  corporation tax, advance
                                        corporation    tax,   income   tax,
                                        capital gains tax, inheritance tax,
                                        capital  transfer tax,  development
                                        land tax, value added tax, customs,
                                        excise  and  import  duties,  stamp
                                        duty and stamp duty reserve tax and
                                        any other payment  whatsoever which
                                        the  Vendor  is or may be or become
                                        bound  to make to any  person  as a
                                        result of any enactment relating to
                                        any of the foregoing

               "the Transferring        Those  employees  of the Vendor who
                Employees"              are employed in connection with the
                                        Activity  at close of  business  on
                                        the Completion Date whose names and
                                        positions are set out in Schedule 4
                                        and  any   other   person   who  is
                                        actively  engaged as an employee of
                                        the Vendor and working  exclusively
                                        in the Activity at  Completion  and
                                        whose  remuneration was paid by the
                                        Activity   in  the   period  up  to
                                        Completion  (but  excluding for the
                                        avoidance  of doubt any person whom
                                        the  Vendor or any other  member of
                                        the Lucas  Group has  treated  as a
                                        consultant,    agency   worker   or
                                        contractor)

               "the Umbrella Agreement" An  agreement  in the Agreed  Terms entered  into on the  same  date as
                                        this Agreement  between the parties
                                        hereto and certain other members of
                                        the Lucas Group and
                                        the Purchaser's Group

               "Unregistered            The   unregistered   trade   marks,
                Intellectual Property"  service   marks,   design   rights,
                                        copyright  and  other  intellectual
                                        property  rights which are owned by
                                        the Lucas Group and which:-

                                        (i)   are  to be  licensed  to  the
                                              Lucas  Group at or  following
                                              Completion  pursuant  to  the
                                              terms  of  the   Intellectual
                                              Property Agreements; or

                                        (ii)  relate   exclusively  to  the
                                              Activity  and are not used by
                                              any other member of the Lucas
                                              Group  or any  Business  Unit
                                              other than the Activity,

                                        but excluding any such intellectual
                                        property rights which are expressly
                                        retained by any member of the Lucas
                                        Group  under the LAO  Agreement  or
                                        the      Intellectual      Property
                                        Agreements  and  excluding the Know
                                        How

               "the Vendor's           Eversheds  of  10  Newhall   Street,
                Solicitors"            Birmingham

     1.2 References in this Agreement to statutes or any statutory provision shall include any statutory modification, re-enactment or extension thereof and any orders, regulations, instruments or other subordinate legislation made thereunder, in each case in force at the date of this Agreement.

     1.3       In this Agreement:-

               1.3.1 the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa

               1.3.2 references to persons shall include bodies corporate, unincorporated associations and partnerships

               1.3.3     the   expression   "the  Vendor"   shall   include  its
                         successors in title

               1.3.4     the headings  contained  in this  document are inserted
                         for   convenience   only  and  shall  not   affect  its
                         construction

     1.4 Whenever a document is referred to as being "in the Agreed Terms" it shall be in the form agreed and initialled by or on behalf of the Vendor and the Purchaser

     1.5 Except where the contrary is stated, any reference herein to a clause or Schedule or party is to a clause of or Schedule or party to this Agreement and any reference within a clause or Schedule to a sub-clause, paragraph or other sub-division is a reference to such sub-clause, paragraph or other sub-division so numbered or lettered in that clause or Schedule. The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement

2.   SALE AND PURCHASE OF THE ACTIVITY

     2.1 The Vendor shall sell free from all charges, liens, other encumbrances or third party claims (except reservation of title claims by suppliers) and the Purchaser shall purchase as at and with effect from Completion the Activity on a going concern basis comprising (in addition to the assets referred to in clause 2.2) only:-

               2.1.1 the benefit of the Contracts (subject to the burden attaching thereto);

               2.1.2     the benefit of the Amounts Recoverable under Contracts;

               2.1.3     the Goodwill;

               2.1.4     the Plant, Machinery and Equipment;

               2.1.5     the Records;

               2.1.6     the Stock;

               2.1.7     the Debtors and the benefit of the Prepayments;

               2.1.8 all sales data, catalogues, brochures, literature, forms, mailing lists, art work, photographs and advertising material, in whatever form or media, owned by the Vendor and relating exclusively to the Activity (but subject to the provisions of clause 6 of the Umbrella Agreement);

               2.1.9 all telephone, facsimile, telex, e-mail, Internet and post office box numbers and addresses owned by the Vendor and relating exclusively to the Activity (but only to the extent that the same are assignable by the Vendor without any third party's consent and subject to the provisions of clause 6 of the Umbrella Agreement);

               2.1.10 all permits, approvals, and qualifications issued by any governmental unit, agency, board, body or instrumentality held by the Vendor and relating exclusively to the Activity (but only to the extent that the same are assignable by the Vendor without any third party's consent);

               2.1.11 all other tangible and intangible assets of whatsoever nature owned by the Vendor and which are exclusively employed in the Activity at Completion and not used by any member of the Lucas Group or any Business Unit other than the Activity and which do not form part of the Excluded Assets and all other assets owned by the Vendor to the extent that they are reflected in the Final Completion Statement and the value thereof is included in the Net Current Assets Value; and

               2.2.12 the benefit of all the Vendor's rights against third parties (including any claims, causes of action, choses in action, rights of recovery and rights of set-off)
                         (a) in connection with guarantees, warranties (express or implied), covenants and representations given by such third parties concerning the Activity and any of the Assets to the extent only that such rights relate to liabilities assumed, or the Plant Machinery and Equipment or the Stock acquired, by the Purchaser
                         hereunder  (b)  under   completed  or  other  operative
                         contracts save to the extent that those rights are required in order to defend, mitigate or perform any of the Excluded Liabilities or any matter in respect of which the Lucas Group has retained liability or responsibility and (c) in respect of infringement of the Expired Patents before the date of expiry or lapse of the same, in each case in so far as such benefit is capable of assignment save to the extent that any of the same are comprised within the Excluded Assets.

     2.2 With regard to the Property, the Intellectual Property and the Know How:-

               2.2.1 Lucas will sell and the Purchaser will buy the Property upon the terms hereof and the conditions of sale set out in Schedule 3 Part 3; and

               2.2.2 the Vendor, Lucas and LACE will sell and the Purchaser will buy the Intellectual Property and the Know How on the terms of the Intellectual Property Assignments, but without prejudice to such rights as are granted to the Purchaser in relation thereto under this Agreement and/or the Umbrella Agreement, including without limitation in respect of the English

                         Warranties and the General Warranties relating to the English Activity (as each expression is defined in the Umbrella Agreement)

               and in case of any conflict between the conditions referred to in
               Schedule 3 and the other provisions of this Agreement the provisions of Schedule 3 shall prevail.

     2.3 At Completion the Vendor shall deliver possession to the Purchaser of any stocks held by the Vendor on consignment from others solely for the purposes of, or which is used exclusively in, the Activity. The Purchaser shall assume all the Vendor's obligations with respect to such consignment stock.

     2.4 The Purchaser shall pay the Creditors in accordance with the Vendor's normal business practice in relation to the Activity and in any event within 90 days immediately following Completion without any deduction or set off for whatsoever reason, unless the Purchaser has a bona fide and genuine reason for disputing whether a particular debt is due or delaying payment thereof and gives notice thereof and of the reasons for disputing or delaying payment to the Vendor as soon as reasonably practicable. The Purchaser shall indemnify the Vendor against all expenses costs loss damage and liability incurred by the Vendor as a result of any failure or delay by the Purchaser in paying the Creditors.

     2.5 It is agreed that this Agreement does not include the sale of any assets or rights of the Vendor nor any assets or rights of any other member of the Lucas Group other than those specifically referred to in clauses 2.1 and 2.2 or those assets or rights expressly referred to elsewhere in this Agreement as being sold hereunder and without limiting the generality of the foregoing there shall be expressly excluded and excepted from the said sale and purchase (and nothing in this Agreement shall operate to transfer) any of the following:-

               2.5.1     the benefit to the Vendor of this Agreement;

               2.5.2     ownership of the Leased Assets;

               2.5.3 any trademarks, trade names, products' names, patents, copyrights, registered designs and any other intellectual property rights of the Vendor or any other member of the Lucas Group or Business Unit or (save as expressly permitted by this Agreement, the Intellectual Property Agreements, the Umbrella Agreement or the LAO Agreement) any rights to use the same, other than the Intellectual Property and the Know How;

               2.5.4 any right to use the names "Lucas" or "LucasVarity" or the Lucas Group diagonal flash or any other similar trade mark or other distinctive Lucas Group get-up save as provided herein, in the Umbrella Agreement or the LAO Agreement;

               2.5.5 the cash received in respect of the Project Prepayments and all cash and cash equivalents in the Lucas Group's hands or any cash in the Lucas Group's bank accounts at Completion and the benefit of any payments in advance made by the Vendor in relation to the Activity which are excluded from the Prepayments;

               2.5.6 all cheques and negotiable instruments issued in favour of the Lucas Group prior to Completion (save to the extent that any such cheque or negotiable instrument constitutes payment for any of the Debtors sold hereunder which appears as an asset in the Final Completion Statement and is taken into account in calculating the Net Current Assets Value);

               2.5.7 any insurance claim made by or available to the Lucas Group and all unearned premiums under insurance policies or other rights to refunds thereunder attributable to any period of time except to the extent reflected in the Final Completion Statement and the Net Current Assets Value or reflected in the values agreed and allocated to the fixed assets as shown in Part 2 of Schedule 3 to the Umbrella Agreement;

               2.5.8 any other claim made by or available to the Lucas Group in respect of an event occurring prior to Completion other than those the benefit of which is sold to the Purchaser by clause 2.1.12;

               2.5.9 corporation tax losses and the benefit of any claims made or to be made for repayment of any taxation or tax allowance of the Vendor or any other company in the Lucas Group in relation to the Activity in respect of the period prior to Completion except to the extent that the same are reflected in the Net Current Assets Value;

               2.5.10    any Lucas Internal Funding;

               2.5.11 the benefit of all contracts or arrangements excluded from the definition of "the Contracts" pursuant to clause 1.1 (other than those relating to the Transferring Employees); and

               2.5.12 the benefit of the Magasa Action (and notwithstanding the terms of the Intellectual Property Assignments the Purchaser acknowledges that the Vendor may settle the Magasa Action on such terms as the Vendor shall in its absolute discretion think fit provided that any such settlement does not affect the validity of the patent the subject of the Magasa Action).

     2.6 If any of the Assets to be sold hereunder by the Vendor are owned by any other member of the Lucas Group or any of the Transferring Employees is employed by any such other member or there is any other obligation of the Vendor hereunder which is only capable of being satisfied by or with the assistance of any such other member, the Vendor shall not be deemed to be in breach of this Agreement so long as the Vendor procures, to the extent necessary, compliance by such other member with the terms and conditions of this Agreement which the Vendor hereby undertakes to do. Such other member and, where appropriate, its employees, shall have the benefit of any exclusions of liability contained herein in relation to the Assets and any indemnity given by the Purchaser herein to the Vendor in relation to the Assets, the Activity or the Transferring Employees. If any member of the Lucas Group other than the Vendor is or was party to any of the Contracts, the Completed Contracts or the MOUs the relevant provisions of clauses 5 and 9 shall apply to such Contract, Completed Contract or MOU (as the case may be) as if the Vendor were party thereto and references in those clauses to the Vendor shall, where appropriate, be construed as references to the relevant member of the Lucas Group. Accordingly, the relevant member of the Lucas Group shall be entitled to benefit from the obligations undertaken and indemnities given by the Purchaser in relation to that Contract, Completed Contract or MOU under those clauses.

     2.7 Insofar as tooling used in the Activity is owned by a third party (and title to which accordingly does not pass to the Purchaser hereunder) the Vendor assigns to the Purchaser effective at Completion whatever right title or interest (if any) it may have in such tooling to the extent the same is assignable. A complete and accurate list of all such third party tooling arrangements is set out in the Disclosure Letter

     2.8 Where any of the Assets (including packaging comprised within the Stock) to be sold hereunder by the Vendor comprise advertising, promotional and other written material bearing the "Lucas" and/or "LucasVarity" name or the Lucas Group diagonal mark or other similar trade mark or other distinctive Lucas Group get up the provisions the Umbrella Agreement regarding the same shall apply.

     2.9 The Vendor agrees that the Purchaser may (to the extent that the Vendor can grant any such right) for a period of twelve months after Completion represent itself as carrying on the Activity in succession to the Vendor but this agreement shall not grant or imply (and shall specifically exclude) any right on the part of the Purchaser (save to the extent granted herein, in the Umbrella Agreement or the LAO Agreement) in the names or mark "Lucas" or "LucasVarity" or in the Lucas Group diagonal flash or any other similar trademark or other distinctive Lucas Group get-up or in the goodwill attaching thereto.

3.   THE CONSIDERATION

     3.1 The purchase price for the Assets shall be determined in accordance with the Umbrella Agreement.

     3.2 The parties hereto intend that Section 49(1) of the Value Added Tax Act 1994 and paragraph 5 of the Value Added Tax (Special Provisions) Order 1995 S.I. No. 1268 shall apply to the transfer of the Activity and the Property hereunder and accordingly:-

               3.2.1 the Vendor and the Purchaser shall each give notice of such transfer to H.M. Customs & Excise;

               3.2.2 the Vendor shall at Completion deliver to the Purchaser all records referred to in the said Section 49 and shall not thereafter make any request to H.M. Customs & Excise for such records to be taken out of the custody of the Purchaser and the Purchaser hereby undertakes to preserve such records for such periods as may be required by law;

               3.2.3 the Vendor and the Purchaser shall use all reasonable endeavours to secure that pursuant to the provisions referred to above the sale of the Activity and the Property hereunder is treated as neither a supply of goods nor a supply of services for the purposes of Value Added Tax;

               3.2.4 if Value Added Tax is chargeable on the sale hereunder or any part thereof then the Purchaser agrees that such Value Added

                         Tax shall be in addition to the Consideration and the Purchaser shall (against production of tax invoices in respect thereof and a written ruling from HM Customs & Excise that Value Added Tax is so chargeable) pay the amount of any such Value Added Tax and any penalty or interest incurred by the Vendor for late payment thereof (provided that in respect of any penalty or interest only the reason such Value Added Tax was payable was due to an act, omission or intention of, or the circumstances of, the Purchaser), such payment by the Purchaser to be made forthwith on request by the Vendor or if sooner on delivery by the Vendor to the Purchaser of tax invoices in respect thereof. The
                         Purchaser shall have no liability in respect of penalties and interest relating to Value Added Tax to the extent they arise due to an unreasonable delay (in any case not exceeding 2 Business Days (as defined in the Umbrella Agreement)) in passing on to HM Customs & Excise a payment made by the Purchaser in respect of Value Added Tax; and

               3.2.5 the Purchaser confirms that it has validly waived exemption from Value Added Tax under paragraph 2
                         Schedule 10 VATA 1994 in respect of the Property and has validly notified HM Customs & Excise of such election.

     3.3       With regard to the operation of the Activity by the Vendor:-

               3.3.1 all Value Added Tax payable in respect of goods and services supplied or deemed to be supplied by the Vendor before the Completion Date and all interest payable thereon and penalties attributable thereto shall be paid to H.M. Customs & Excise by the Vendor and the Vendor shall be entitled to receive and to retain for its own benefit all reimbursement or credit from H.M. Customs & Excise for Value Added Tax borne by the Vendor on goods and services supplied to the Vendor prior thereto and any payments received in respect of Value Added Tax overpaid to H.M. Customs & Excise prior thereto; and

               3.3.2 without prejudice to the provisions of this Agreement as to discharge of the relevant liability the Purchaser shall give to the Vendor all necessary and reasonable co-operation for the purposes of preparing any VAT or Customs Duty Relief return relating to the Activity in respect of any prescribed accounting period of the Vendor beginning before the Completion Date or for the purpose of determining the Vendor's liability to HM Customs and Excise in respect of the Activity or for the purpose of answering any questions raised by HM
                         Customs and Excise for the period prior to the Completion Date, such co-operation to include providing reasonable access to or (at the Vendor's expense) copies of relevant documentation (which the Vendor shall be permitted to use and divulge to the extent that it is required so to do so as to enable the Vendor to comply with its obligations to HM Customs and Excise) and allowing reasonable access to the Transferring Employees. In the event that the Purchaser should transfer the Activity to another person the Purchaser shall procure (or, if the transfer takes place more than three years after the date of this Agreement, shall use reasonable endeavours to procure) that the person to whom the Activity is transferred enters into a similar obligation to provide reasonable co-operation and assistance to the Vendor (either directly or indirectly through the Purchaser) as is set out in this clause. The Purchaser shall have no obligations under this clause after the sixth anniversary of this Agreement or in respect of records which have not been retained because they are more than six years old.

     3.4 The Purchaser warrants to the Vendor that it is a taxable person for the purposes of Section 3 Value Added Tax Act 1994.

4.   COMPLETION

     Completion of this Agreement shall be determined in accordance with the Umbrella Agreement

5.   FURTHER ASSURANCE AND THE CONTRACTS

     5.1 The Vendor hereby agrees and declares that it will after and notwithstanding Completion execute and deliver any other documents and take any other steps as shall reasonably be required from time to time by the Purchaser, at the Purchaser's expense, to vest in the Purchaser, or as it may direct, the Assets (other than the Property which is governed by the provisions of Schedule 3, the Intellectual Property and the Know How which is governed by the Intellectual Property Assignments and the Debtors which are governed by clause 6.1) on the terms of this Agreement.

     5.2 Save to the extent otherwise provided in clause 10.1.2 the Purchaser will at and from Completion at its own expense assume and undertake to perform and discharge when due or when required to be performed the Vendor's liabilities and obligations under the Contracts and shall be bound by all the terms, conditions, obligations and liabilities arising from, in connection with or related to the Contracts and the Purchaser shall keep the Lucas Group indemnified against all expenses, costs, loss, damage, and liability arising therefrom. For the purposes of this Agreement, all Bids which are accepted by customers after Completion shall be deemed to be Contracts.

     5.3 Insofar as the benefit (subject to the burden) of the Contracts cannot effectively be transferred by the Vendor to the Purchaser except by way of an agreement of novation with or consent to the assignment from the person, firm or company concerned:-

               5.3.1 the Vendor and the Purchaser shall co-operate and use their reasonable efforts to procure that the Contracts be novated or assigned as aforesaid as soon as reasonably practicable;

               5.3.2 in every novation or assignment as aforesaid the Purchaser shall undertake to indemnify the Vendor against all expenses, costs, loss, damage and liability arising by reason of or in connection with the non-performance or the defective or negligent performance by the Purchaser of the Contracts;

               5.3.3 unless and until all such Contracts shall be novated or assigned as aforesaid:-

                         5.3.3.1 the Vendor shall continue its corporate existence and shall hold the benefit of every such Contract which requires to be novated or assigned but which has not been novated or assigned, in trust for the Purchaser as from Completion and shall account to the Purchaser accordingly (whether in respect of any sums or other benefits received by it in respect thereof) and otherwise act at the reasonable direction of the Purchaser and as its agent in all matters relating thereto subject to the Purchaser securing the Vendor to its reasonable satisfaction, and indemnifying and holding the Vendor harmless against, any expenses, costs, loss, damage, or liability, which it may have brought against it or suffer or incur as a consequence, but subject to clause 5.5; and

                         5.3.3.2 the Purchaser shall at its own cost and expense with effect from Completion carry out perform and complete all of the Vendor's obligations under every such Contract which has not been novated or assigned as a subcontractor of the Vendor and where sub contracting is not possible the Purchaser shall perform the contracts in accordance with their terms and conditions as agent for the Vendor.

     5.4 If the Vendor has before Completion sub-contracted the performance of any Contracts to any person, the Purchaser shall on Completion assume responsibility for the relevant sub-contract and on behalf of the relevant customer seek or accept delivery or performance from such person of the goods or other products or services in respect of which such contract was made and shall make the same available for collection by such customer.

     5.5 Any fee, charge or financial penalty levied by a third party in respect of a novation or assignment of any Contract or in connection with the termination of any existing Contract to permit novation or assignment to take place will be shared equally by the Vendor and the Purchaser provided that neither the Vendor nor the Purchaser shall agree to pay any such fee, charge or financial penalty without the prior written consent of the other of them (such consent not to be unreasonably withheld or delayed). The Purchaser shall procure the execution of any guarantees by any member of the Purchaser's Group required by such third party as a condition of any such novation or assignment. If any other party to a Contract makes a claim against the Vendor or the Purchaser alleging that the sale of the Activity to the Purchaser or the provisions of this Agreement constitute a breach of such Contract, the Vendor and the Purchaser shall consult with regard to such claim and neither of them shall accept the claim without the prior written consent of the other (not to be unreasonably withheld or delayed). Any liability, costs and expenses incurred by the Vendor or the Purchaser as a result of any such claim shall be borne equally by the Vendor and the Purchaser.

     5.6 Lucas and the Purchaser shall co-operate and use their reasonable efforts to procure that as soon as practicable following Completion Lex Vehicle Leasing Limited ("Lex") enters into a new lease directly with the Purchaser on the same or similar terms as the Master Lease in respect of the vehicles listed in Schedule 1 and that such vehicles are thereby excluded from the Master Lease. If required by Lex, the Purchaser shall procure that the Guarantor and any other member of the Purchaser's Group enters into an agreement with Lex to guarantee the Purchaser's obligations under such new lease. Prior to such new lease being granted:-

               5.6.1 Lucas shall hold the benefit of the Master Lease in trust for the Purchaser to the extent it relates to the vehicles listed in Schedule 1; and

               5.6.2 the Purchaser shall at its own cost and expense perform Lucas' obligations under the Master Lease with respect to those vehicles as agent for Lucas and shall indemnify and hold Lucas harmless against all charges, payments, penalties, costs, expenses, liabilities or losses which Lucas may incur or suffer under the Master Lease following the Completion Date with respect to those vehicles, but subject to clause 5.5.

     5.7 The Vendor agrees to assign to the Purchaser all right title and interest which the Vendor has (if any) in respect of the MOUs and the Purchaser agrees to perform and discharge all obligations and liabilities which the Vendor has (if any) in respect of the MOUs. Accordingly, the Purchaser agrees that the provisions of clauses
               5.2 to 5.5 shall mutatis mutandis apply in respect of such MOUs as if they were Contracts.

6.   DEBTORS

     6.1 The Vendor shall when the Consideration has been paid pursuant to the terms of the Umbrella Agreement if requested by the Purchaser and at the Purchaser's cost assign to the Purchaser the benefit of the Debtors (or any of them) in the form of the assignment set out in Schedule 6.

     6.2 The Purchaser will collect the Debtors in a manner consistent with the way in which debts of the Activity were collected by the Vendor prior to Completion and will not issue proceedings for recovery of any of the Debtors without first giving the Vendor 7 days prior written notice and, if required by the Vendor, the Purchaser will re-assign to the Vendor at the Vendor's expense the benefit of any Debtor for an amount equal to the face value of such Debtor (less any specific provision or reserve included in the Final Completion Statement in respect of such Debtor).

     6.3       Any sums  received  by the Vendor  after the  Completion  Date in relation to any of the Debtors (other than any Debtors re-assigned to the Vendor pursuant to clause 6.2) shall belong to the Purchaser and the Vendor shall pay the same to the Purchaser as soon as practicable and in any event within 7 days of receipt of the same by the Vendor.

7.   THE TRANSFERRING EMPLOYEES

     7.1       With regard to the Transferring Employees:-

               7.1.1 the parties acknowledge and agree that pursuant to the Regulations, the contracts of employment of the Transferring Employees (save insofar as such contracts relate to any occupational pension scheme) will have and be deemed to have had effect after Completion as if originally made between the Purchaser and the Transferring Employees; and

               7.1.2 upon or as soon as practicable after Completion the Vendor and the Purchaser will make a joint announcement to the Transferring Employees in the Agreed Terms regarding the transfer of their contracts of employment as referred to in clause 7.1.1

      7.2 The Vendor shall indemnify and keep indemnified the Purchaser against any liability or claim (whether for redundancy payments, protective awards, damages for wrongful dismissal or compensation for unfair dismissal or otherwise howsoever) against the Purchaser in connection with any act or omission of the Vendor or any other member of the Lucas Group relating to the employment of any of the Transferring Employees prior to the Completion Date or the termination of the employment of any of the Transferring Employees by the Vendor or any other member of the Lucas Group prior to the Completion Date and for which the Purchaser is liable by virtue of the Regulations and for all costs and expenses reasonably incurred by the Purchaser in settling, contesting or dealing with any such liability or claim PROVIDED THAT such indemnity shall not apply to any such liability, claim, costs or expenses to the extent that they are provided for in the Net Current Assets Value.

     7.3 Save as provided in clause 7.2 the Purchaser shall indemnify and keep indemnified the Vendor and every company in the Lucas Group against:-

               7.3.1 any liability or claim by a Transferring Employee (whether for redundancy payments, protective awards, damages for wrongful dismissal or compensation for unfair dismissal or otherwise howsoever) in connection with the employment of the Transferring Employees or the termination of their employment by the Purchaser following the Completion Date;

               7.3.2 all liabilities and claims incurred by the Lucas Group or made against the Lucas Group in connection with the termination of the employment of any Transferring Employee who refuses to transfer with the Activity to the Purchaser on Completion or arising as a result of any constructive dismissal claim by any of the Transferring Employees following an objection by any such employee to the identity of the Purchaser; and

               7.3.3 all costs and expenses reasonably incurred by the Vendor in settling, contesting or dealing with any such claim.

     7.4 The provisions of Schedule 7 relating to Pensions shall apply and have effect as part of this Agreement.

     7.5 The Purchaser shall for a period of 12 months from Completion at the Vendor's request make available to the Vendor and allow the Vendor to take copies of those of the Records which relate to the Transferring Employees' employment prior to Completion. The Vendor will for a period of 12 months after Completion provide the Purchaser with copies of such information and documents not comprised within the Records as the Purchaser may reasonably require in relation to the Transferring Employees' employment prior to Completion (but excluding any information or documents relating to any pension, retirement and/or death benefits of the Transferring Employees which are dealt with in Schedule 7).

     7.6 The Purchaser covenants with the Vendor for itself and as trustee for each Transferring Employee that should the Purchaser dismiss any of the Transferring Employees for reasons of redundancy within 12 months after Completion, the Purchaser will make payments to each of the Transferring Employees so dismissed which are no less favourable to such employee than those set out in the Severance Policy section of the pack of employment particulars annexed to the Disclosure Letter.

     7.7 The Vendor confirms that it has complied with the provisions of the Regulations as to notification and consultation with the Transferring Employees and the Purchaser confirms that it has complied with the provisions of Regulation 10(3) of the Regulations.

     7.8 The Vendor shall indemnify the Purchaser from and against any claims, demands, liabilities, damages, awards, costs, losses and expenses brought or made against or incurred by the Purchaser as a result of the Regulations applying to the employment contracts of any employees of the Vendor or any other member of the Lucas Group who are not Transferring Employees or otherwise howsoever arising in respect of such employees.

8.   COSTS AND EXPENSES

     Each party to this Agreement shall bear its own costs and expenses in connection with this Agreement and the negotiations leading thereto. For the avoidance of doubt the

     Purchaser shall pay all stamp duty payable in connection with this Agreement, any instrument executed pursuant hereto or to the Umbrella Agreement and the purchase by it of the Assets and the Activity and will indemnify the Vendor against any stamp duty and related penalties and interest (if any) it has to pay in connection with this Agreement or any instrument executed pursuant hereto before enforcing its rights thereunder.

9.   INDEMNITY AND LIABILITIES

     9.1 The Purchaser agrees that it will assume and undertakes to pay, perform and discharge when due or required to be performed:-

               9.1.1     the Creditors in accordance with clause 2.4;

               9.1.2 the Contracts, the Bids and the MOU's in accordance with clause 5 and any liabilities or obligations of the Vendor arising out of any Completed Contract (including, without limitation, any obligations or liabilities arising out of a breach by the Vendor prior to Completion of any of its obligations under any such Contracts, MOU's or Completed Contracts);

               9.1.3 all the Vendor's obligations to return any Project Prepayments to customers of the Activity;

               9.1.4 the Vendor's obligations in respect of goods sold, leased or otherwise disposed of or manufactured (in whole or in part only) by the Vendor (or any previous owner of the Activity) or services performed by the Vendor (or any previous owner of the Activity) in relation to the Activity prior to Completion in accordance with clause 10;

               9.1.5 the Vendor's obligations in respect of the Transferring Employees in accordance with clause 7, including (without limitation) the liabilities of the Vendor for unpaid accrued holiday pay to the Transferring Employees and any and all of the Vendor's obligations for the financial year of the Vendor in which Completion occurs with respect to the Economic Value Added Bonus Scheme;

               9.1.6 any liabilities of the Vendor relating to the Activity (including, without limitation, any liability relating to Taxation) to the extent that (a) provision or reserve therefor has been made and is reflected in the Net Current Assets Value or (b) the subject matter thereof is otherwise taken account of, or reflected, in the calculation of the Net Current Assets Value;

               9.1.7 any obligations, liabilities, losses, damages, claims, costs and expenses arising from or relating to the matters referred to in the following paragraphs of the Disclosure Letter:-

                         9.1.7.1   Part A  paragraph  9  (Litigation)  regarding
                                   only   the   problems   encountered   in  the
                                   Philippines with Hartridge smoke meters; and

                         9.1.7.2   Part A paragraph 10.2 (Action by Robert Bosch
                                   GmbH); and

              9.1.8 any other liabilities or obligations of the Vendor or any other member of the Lucas Group relating to the Activity agreed to be assumed by the Purchaser under this Agreement or the Umbrella Agreement

     9.2 The Purchaser shall not assume, and the Vendor shall remain responsible for, the following liabilities arising out of the conduct of the Activity by the Vendor or any other member of the Lucas Group before Completion:-

               9.2.1 any liability of the Vendor for borrowed money (other than in respect of the Leased Assets);

               9.2.2     any Lucas Internal Funding;

               9.2.3 any liability of the Vendor to Taxation in respect of the Activity save to the extent the same is included within the Assumed Liabilities or is otherwise agreed to be discharged by the Purchaser under this Agreement or the Umbrella Agreement;

               9.2.4 any liability of the Vendor arising under clause 7.2 in respect of the Transferring Employees and the liability of the Lucas Group to pay any divestment bonus to any Transferring Employees in connection with the sale of the Activity hereunder;

               9.2.5 any liability of the Vendor in respect of defective goods sold or services supplied by the Vendor which is to be retained by the Vendor in accordance with clause 10.1.2;

               9.2.6 any criminal liability of the Vendor arising out of a breach of statutory duty or laws applicable to the Activity by the Vendor prior to the Completion Date;

               9.2.7     any liabilities relating to the Magasa Action;

               9.2.8     any liabilities arising under the Asnu Licence;

               9.2.9     any   liabilities   arising   from  a  breach  of  laws
                         applicable to the Activity by the Vendor or other members of the Lucas Group prior to Completion which:-

                         (a) automatically attach to the Purchaser by operation of law; and

                         (b) are material in the context of the Activities (as defined in the Umbrella Agreement) taken as a whole; and

                         (c)  are not Assumed Liabilities; and

                         (d) do not relate to the Transferring Employees (who are dealt with in clause 7) or to environmental matters (which are dealt with in clause 9.3),

                         but excluding (for the avoidance of doubt) any such liabilities incurred by the Purchaser as a result of or relating to any act or omission of any member of the Purchaser's Group following Completion; and

               9.2.10 any other liabilities of the Vendor or any other member of the Lucas Group arising out of the conduct of the Activity by the Vendor or any other member of the Lucas Group before Completion and which:-

                         (a)  are not comprised within the Assumed  Liabilities;
                              and

                         (b) do not relate to any breach of laws to the extent such liabilities are dealt with in clause 9.2.9; and

                         (c) do not relate to environmental matters (which are dealt with in clause 9.3)

     9.3 The Purchaser shall not assume, and the Vendor shall indemnify the Purchaser against, any and all expenses, costs, loss, damages and liability (excluding consequential or economic loss) arising out of any claims made by any unaffiliated third party seeking damages or injunctive relief relating to environmental matters affecting the Property under the common law or any notifications or notices made by any government authority regarding correction, removal, abatement, remediation or clean-up in respect of the Property under environmental laws, including Section IIA of the Environmental Protection Act 1990 ("EPA") or Sections 161 to 161D of the Water Resources Act 1991 ("WRA") and all rules, regulations, orders or statutory guidance made thereunder relating to the environment (as defined in the EPA ) if and to the extent only that such claims, notifications or notices result from and relate to the conduct of the Activity prior to

               Completion or the condition of the Property at the Completion Date PROVIDED THAT:-

               9.3.1 the total amount payable by the Vendor under this clause in respect of any such claims, notices or notifications to the extent they result from or relate to the condition of the Property before it was acquired by the Lucas Group or arise from or relate to any act or omission of any previous owner of the Activity before the Lucas Group (a "Predecessor's Liability") shall (when aggregated with any payments made for breach of the Warranties (as defined in the Umbrella Agreement) and any payments made pursuant to equivalent clauses in the other Sale Agreements (as defined in the Umbrella Agreement)) not exceed fifty per cent of the Consideration; and

               9.3.2 the Vendor shall not be liable to the Purchaser pursuant to this Agreement in respect of any such claims, notices or notifications relating to or resulting from a Predecessor's Liability unless written notice of the claim, notice or notification (together with reasonable details thereof) is given to the Vendor within the three years immediately following the Completion Date and any proceedings against the Vendor in respect thereof are issued and served on the Vendor within 9 months after such notice has been so given; and

               9.3.3 the liability of the Vendor under this clause shall not be increased as a result of any change in law or in practice of any federal, state or other governmental body or authority occurring after the Completion Date provided that:-

                         (a) the subsequent coming into force of Section IIA of the EPA and Sections 161A to 161D of the WRA shall not be regarded as a change in law for these purposes; and

                         (b) the coming into force after Completion of statutory guidance and regulations issued under the EPA which are substantially in the same form as the statutory guidance and regulations issued under the EPA in draft form in September and November 1996 shall not be regarded as a change in law for these purposes; and

                         (c) the coming into force after Completion of the regulations under the WRA shall not be regarded as a change in law for these purposes provided that they do not increase the scope or extent of the liability of the Vendor under this clause; and

               9.34 the Vendor shall not be liable in respect of any claim brought by the Purchaser under this clause 9.3 unless the liability of the Vendor in relation thereto shall (when added to the liability of Lucas Automation & Control Engineering Inc in respect of claims made under the equivalent provisions of the US Sale Agreement (as defined in the Umbrella Agreement)) exceed (pound)25,000.

     9.4 The Purchaser hereby undertakes to indemnify and hold harmless the Lucas Group from and against any and all expenses, costs, loss, damage and liability which the Lucas Group may suffer or incur directly or indirectly in respect of or arising out of:-

               9.4.1 the Assumed Liabilities or the failure or delay by the Purchaser in paying, performing or discharging the Assumed Liabilities; or

               9.4.2 the operation of the Activity by the Purchaser after the Completion Date

     9.5 The Purchaser will use all reasonable endeavours (including procuring the giving of guarantees by the Guarantor where required) to procure that on or as soon as practical after Completion each member of the Lucas Group is released from its liability (whether actual or contingent) in respect of those bonds, guarantees and indemnities given by any of them before Completion in respect of the Activity which are listed in Schedule 12 or which are identified in the Disclosure Letter. The Purchaser will indemnify the Lucas Group against any and all expenses, costs, loss, damage and liability which the Lucas Group may suffer or incur directly or indirectly in respect of or otherwise arising out of any claim or other demand made on the Lucas Group (whether made before or after Completion) in respect of the bonds, guarantees or indemnities given by any member of the Lucas Group before Completion in respect of the Activity and listed in Schedule 12 or identified in the Disclosure Letter or in respect of any other bonds, guarantees or indemnities given by the Lucas Group but in their case only to the extent that the underlying obligation constitutes an Assumed Liability.

     9.6 The Vendor hereby undertakes to indemnify and hold harmless the Purchaser against any and all expenses, costs, loss, damage and liability which the Purchaser may suffer or incur directly or indirectly in respect of or arising out of the Excluded
               Liabilities or the failure or delay by the Vendor in paying, performing or discharging the Excluded Liabilities in accordance with clause 9.2

     9.7 Before any party makes any payment or offers any other remedy to a third party or takes any other remedial or corrective action in respect of matters for which it is entitled to an indemnity from any other party hereto under the terms of this clause 9 or otherwise under this Agreement it shall give a reasonable opportunity to such other party to verify and, if appropriate, remedy the default, defect, omission or other matter giving rise to the claim in question, subject always to such third party allowing the same.

     9.8 In the event that this Agreement requires or entitles any party to pay or receive a payment of or in respect of Taxation and the relevant legislation provides that payment must be made to or by another party to this Agreement the relevant parties shall make such adjusting payments between themselves and at such times as are necessary to give effect to the intention expressed in this Agreement.

10.  PRODUCT LIABILITY AND PRODUCT WARRANTY

     10.1 Without prejudice to the generality of any other provision of this Agreement the Purchaser shall be liable:-

               10.1.1 (save in relation to products the subject of the LAO Agreement which shall be governed by the terms of that agreement) to carry out in accordance with its terms any warranty, guarantee or other similar obligation or commitment ("Warranty Work" which expression includes any materials supplied, labour involved and any costs or other expenses incurred):-

                         10.1.1.1 given or undertaken by the Vendor (or any previous owner of the Activity) in respect of any goods sold, leased or otherwise disposed of, or in respect of any services performed, under any contract entered into or assumed by the Vendor (or any previous owner of the Activity) prior to the Completion Date in relation to or in contemplation of the Activity; or

                         10.1.1.2 given or undertaken by the Purchaser in respect of goods sold, leased or otherwise disposed of, or in respect of services performed, by the Purchaser following the Completion Date which incorporate products manufactured or purchased by the Vendor (or any previous owner of the Activity) prior thereto or work in progress of the Vendor at Completion; and

               10.1.2    for all loss damage or liability  (other than  Warranty
                         Work) arising out of any defective goods sold leased or otherwise disposed of or defective or negligent services provided by the Vendor (or any previous owner of the Activity) in respect of the Activity prior to Completion whether under any Contract or any other contract entered into by the Vendor prior to Completion in relation to or in contemplation of the Activity or arising out of defective goods bought in or manufactured (in whole or in part) by the Vendor (or any previous owner of the Activity) and sold subsequently by the Purchaser and whether or not the claim is made against the Lucas Group or the Purchaser, unless the event or incident (which for the avoidance of doubt shall not include the actual sale, lease, disposal or provision of goods or services by the Vendor (or any previous owner of the Activity)) giving rise to any such liability occurred before the Completion Date in which event such loss, liability or damage shall be borne by the Vendor.

     10.2 The Purchaser shall indemnify the Lucas Group against all costs, expenses, loss, damage or liability arising out of any breach by the Purchaser of the provisions of clause 10.1. The Vendor shall indemnify the Purchaser's Group against all costs, expenses, loss, damage or liability arising out of a failure by the Vendor to discharge its obligations under clause 10.1.2.

11.  POST COMPLETION COVENANTS

     11.1 For the purposes of assuring to the Purchaser the full benefit of the Activity and the Goodwill and in consideration of the agreement of the Purchaser to buy the Assets on the terms of this Agreement and the Umbrella Agreement Lucas hereby undertakes to the Purchaser that it will not and it agrees to procure that no other member of the Lucas Group will, either alone or in conjunction with or on behalf of any other person:-

               11.1.1 anywhere in the world for the period from Completion to 31 December 2000 be engaged or (save as the holder of shares or other securities in any company which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market which confer not more than 5% of the votes which could be cast at a general meeting of the company concerned) directly or indirectly be concerned or interested in any trade or business which involves the sale or distribution of goods which are competitive as specified in clause 11.7 or the provision of services in relation to the design, installation or use of such competitive goods ("Competing Services") to a person who is not a member of the Lucas Group and which in any such case actually competes with the Activity as it is carried on at Completion;

               11.1.2 for a period of one year from Completion without the prior written consent of the Guarantor make any offer of employment to any engineer, designer, assembler or other senior employee included within the Transferring Employees while such employee remains employed by any member of the Purchaser's Group;

               11.1.3 for a period of three years from Completion without the prior written consent of the Guarantor solicit the services of (whether as an employee or otherwise) or attempt to entice away any engineer, designer, assembler or other senior employee included within the Transferring Employees while such employee remains employed by any member of the Purchaser's Group;

               11.1.4 for the period from Completion to 31 December 2000 either personally or by any agent directly or indirectly either on its own account or for any other person solicit in competition with the Activity the
                         custom   of   any   person  who  is  not  a  member  of
                         the Lucas Group in respect of goods which are competitive as specified in clause 11.7 or in respect of Competing Services if such person was within twelve months prior to or at the Completion Date a customer of the Vendor in respect of the Activity;

               11.1.5 for the period from Completion to 31 December 2000 interfere or seek to interfere with the continuance of supplies to the Purchaser (or in the terms relating to such supplies) from any persons who had been supplying materials or services to the Vendor in respect of the Activity within the twelve months prior to the Completion Date; or

               11.1.6 save as may be required by law or the regulations of the New York Stock Exchange or the London Stock Exchange Limited for a period of five years from Completion reveal to any person any of the trade secrets, secret or confidential operations, processes or dealings or any other confidential information concerning the Assets or the Activity including (without limitation) customer lists and names, sales targets and statistics, market share statistics, surveys and reports so far as the same have come to the Vendor's knowledge before the Completion Date but so that this restriction shall cease to apply to information which otherwise than through default of any member of the Lucas Group becomes available to the public generally.

     11.2 Nothing in clause 11.1 shall prevent the Lucas Group or any member of it:-

               11.2.1 from continuing to carry on or developing its business known as the Lake Center Model Shop or from continuing or developing any of its other existing businesses provided they do not actually compete with the Activities as they are carried on at Completion or from operating in-house engineering and testing facilities for any member of the Lucas Group;

               11.2.2 from providing consultancy and other services in relation to the design, manufacture and/or use of engine or engine fuel systems testing or assembly equipment to its own customers or third parties licensed by the Lucas Group (excluding the Activities) to manufacture product;

               11.2.3 from selling or supplying assembly or testing equipment in support of products designed, developed or distributed by the Lucas Group to any customer in connection with an agreement for the supply of product by the Lucas Group or to a licensed manufacturer of Lucas Group products to whom any member of the Lucas Group is providing technical assistance;

               11.2.4 from acquiring, holding or operating any business or the shares or other securities of any company (including, without limitation, shares which are quoted, listed or otherwise dealt in on a recognised stock exchange or other securities market) or group of companies or participating in any joint venture:-

                         11.2.4.1 where an incidental part of the activities of such business, company, group of companies or joint venture comprises a business which either supplies competitive goods (as described in clause 11.7) or which provides Competing Services and which actually competes with the Activity as it is are carried on at Completion; and

                         11.2.4.2 where the principal purpose of such acquisition or participation is not to acquire or participate in a business which is competitive as so described, provided that the relevant member of the Lucas Group shall within 12 months after acquiring any such business, company or group of companies offer to sell to the Guarantor such incidental part which competes with the Activity and the Guarantor and such member of the Lucas Group shall negotiate in good faith with a view to agreeing terms for such sale (but shall not be obliged to conclude such sale if mutually acceptable terms cannot be agreed); or

               11.2.5 from carrying on any of the activities contemplated by the LAO Agreement or by the Intellectual Property Agreements or from enjoying or exercising any benefits or rights granted to any member of the Lucas Group pursuant thereto.

     11.3      Nothing in clause 11.1 shall prevent:-

               11.3.1 Lucas Electrical and Electronic Systems AVSD facility or any successor to its business or Varity Perkins Limited or any successor to its business from providing testing services to third parties in relation to engine or engine fuel systems; or

               11.3.2 Lucas TVS Limited or any member of the Lucas Group (other than the Activity) from operating under any licences or agreements which have been entered into before the date hereof and are referred to in the Disclosure Letter; or

               11.3.3    the  companies or Business  Units listed in column 1 of
                         Schedule 15 from distributing the products listed in column 2 of Schedule 15 on behalf of the entities listed in column 3 of Schedule 15.

     11.4 Lucas hereby agrees that each of the restrictions contained in clause 11.1 above is reasonable but if any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or the area of application reduced such restriction shall apply with such modification as may be necessary to make it valid and effective.

     11.5 Each undertaking contained in clause 11.1 shall be construed as a separate undertaking and if any one or more of such undertakings is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade the remaining undertakings shall continue in full force and effect and shall bind Lucas.

     11.6 Any provision of this Agreement or any agreement or arrangement of which it forms part which is subject to registration under the Restrictive Trade Practices Act 1976 shall not take effect until 48 hours after particulars thereof have been furnished to the Director General of Fair Trading pursuant to the terms of section 24 of the Restrictive Trade Practices Act 1976.

     11.7 For the purposes of the foregoing provisions of this clause 11 goods referred to as being competitive shall mean equipment designed to carry out any of the following: internal combustion engine assembly or testing, motor vehicle transmission assembly, motor vehicle transmission testing, internal combustion engine fuel systems assembly or testing and assembly or testing of automotive brake components and automotive air conditioning compressors.

12.  LICENCE OF LICENSED INTELLECTUAL PROPERTY

     12.1 On Completion the Vendor grants to the Purchaser (so far as it is able to grant the same and subject to clause 12.3) a perpetual, irrevocable, non-exclusive, worldwide licence, free of royalty, to use the Licensed Intellectual Property (including, without limitation, the Specified Shared IP) for the purpose of enabling the Purchaser to continue with the Activity after Completion in the same manner as carried on by the Vendor immediately prior to Completion.

     12.2 Subject to clause 12.3, the Purchaser may assign or sub-licence any of the rights granted under this clause 12 to any person PROVIDED THAT any assignee first enters into a direct covenant with the Vendor agreeing to be bound by the provisions of this clause 12 in respect of the Licence. Accordingly, references in this clause to the Purchaser shall be construed as being references to any such assignee following any such assignment.

     12.3 The Licence shall immediately terminate with respect only to the Specified Shared IP if within the three years immediately following Completion:-

               12.3.1 there is a change of control of the Purchaser or any Holding Company of the Purchaser to a Competitor; or

               12.3.2 the Purchaser or any receiver, manager, administrator, administrative receiver or liquidator of the Purchaser sells the whole or substantially the whole of the Activity to a Competitor; or

               12.3.3 the Purchaser purports to assign or sub-licence any of the rights granted under the Licence to a Competitor.

     12.4 Upon termination of the Licence with respect to the Specified Shared IP the Purchaser or any relevant assignee shall cease to be authorised to use the Specified Shared IP and shall forthwith return to the Vendor all originals and copies of all documents and other information (in whatever form) comprising, relating to or recording the Specified Shared IP.

     12.5 The Purchaser shall notify the Vendor in writing before commencing any proceedings against any infringer of the Licensed Intellectual Property but shall not be required to obtain the Vendor's consent to the issue of any such proceedings except to the extent that under applicable law the Vendor is required to be joined as a party to such proceedings and if the Vendor is so required the following provisions will apply:-

               12.5.1 the Vendor's prior written consent to being joined as a party shall be required which consent shall not be unreasonably withheld or delayed;

               12.5.2 the Purchaser shall have the full conduct of such proceedings at its own expense and shall keep the Vendor informed of all material developments in relation thereto;

               12.5.3 the Purchaser shall indemnify the Vendor against all costs, expenses, damages or other liability incurred or suffered by or awarded against the Vendor as a result of or in connection with such proceedings; and

               12.5.4 subject to compliance by the Purchaser with the provisions of clause 12.5.3, all damages or other relief obtained from such proceedings shall belong to or be for the benefit of the Purchaser.

     12.6 If at any time after Completion the Vendor grants a licence of any Licensed Intellectual Property to a DTI Competitor which will enable such DTI Competitor to compete with the Purchaser in respect of the Activity and such DTI Competitor does so compete, the Vendor and the Purchaser will negotiate in good faith a reasonable royalty to be paid by the Vendor to the Purchaser having regard (inter alia) to the extent to which such DTI Competitor does so compete and to the contribution which prior to Completion the Business Unit known as LATS made to the creation of the Licensed Intellectual Property in question.

13.  RISK PROPERTY AND TITLE

     At Completion the Vendor shall cease to hold insurance coverage for the Assets, the Leased Assets and the Activity and risk in the Assets and the Leased Assets shall pass to the Purchaser at the Completion Date. The property in and title to the Assets (save for the Property which is dealt with in Schedule 3) shall pass to the Purchaser on the terms of this Agreement at the Completion Date.

14.  EXCLUSIONS

     Except as otherwise specifically provided in this Agreement or the Umbrella Agreement the Lucas Group will not be liable under this Agreement for any personal injury, death, loss or damage of any kind whatsoever (other than death or personal injury resulting from its negligence) whether consequential or otherwise (including but not limited to loss of profits) arising from any defect in the Assets and save as provided in the Umbrella Agreement the Vendor hereby excludes in relation to the Assets and the Activity all conditions, warranties, representations, guarantees and stipulations express or implied, statutory, customary or otherwise which but for such exclusion would or might subsist in favour of the Purchaser except that such exclusion will not apply to any implied condition that the Vendor has or will have the right to sell any goods being sold by the Vendor when the property is to pass, subject to any retention of title in favour of a third party or to any statements made fraudulently.

15.  INSPECTION OF DOCUMENTS

     The Vendor shall for a period of three years after Completion afford to the authorised representatives of the Purchaser all reasonable facilities to inspect records held or retained by the Vendor or its professional advisers (which are not privileged) relating exclusively to the Activity and to make copies of the same or extracts therefrom at the Purchaser's cost and expense. The Purchaser agrees to maintain at one of its offices within the United Kingdom and allow the Vendor at its cost and expense at all reasonable times access to and to take copies of, the Records insofar as they relate to the period prior to Completion for a period of 6 years from Completion.

16.  ASSIGNMENT PROHIBITED

     The benefit of this Agreement may not be assigned by the Vendor without the prior written consent of the Purchaser or by the Purchaser without the prior written consent of the Vendor save that any party may assign the benefit of this Agreement to any Subsidiary or Holding Company of it or to any other Subsidiary of its Holding Company if any assignment does not increase the liability of any party under this Agreement. If at any time thereafter such assignee shall cease to be so connected with such assignor, it shall prior to so ceasing re-assign the benefit of the Agreement to such assignor.

17.  SURVIVAL OF CERTAIN PROVISIONS

     This Agreement shall remain in force and effect after the Completion Date in respect of any matters covenants or conditions which shall not have been done observed or performed prior thereto and all representations warranties obligations of and indemnities given by the parties shall (except for any obligations fully performed) continue in full force and effect notwithstanding Completion, subject to the provisions of the Umbrella Agreement

18.  GOVERNING LAW

     This Agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts

19.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the several parties hereto on separate counterparts each of which when so executed and delivered shall be an original but all the counterparts shall together constitute one document.

20.  SEVERABILITY

     The parties expressly agree that it is not the intention of any party to violate any public policy, statutory or common laws, rules, regulations, treaties or decisions of any government or agency thereof. If any provision of this Agreement is judicially or administratively interpreted or constructed as being so in violation, such provision shall be inoperative and the remainder of this Agreement shall remain binding upon the parties hereto.

21.  NOTICES AND OTHER COMMUNICATIONS

     All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given in accordance with the Umbrella Agreement.

22.  NO THIRD PARTY BENEFICIARY

     Except as otherwise provided in this Agreement and the Umbrella Agreement, this Agreement is intended and agreed to be solely for the benefit of the parties hereto and their permitted assigns and no third party shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

23.  MODIFICATION

     The parties to this Agreement may, by mutual written consent executed by the authorised officers of the Purchaser and the Vendor, modify or supplement this Agreement in such manner as may be mutually agreed upon by them in writing.

24.  WAIVER OF PROVISIONS

     The terms, covenants, indemnities and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition, or the breach of any other provision, term, covenant or indemnity of this Agreement whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant or indemnity of this Agreement.

     AS WITNESS the hands of the duly authorised representatives of the parties to this Agreement the day and year first above written.

                              SCHEDULE 1 (OMITTED)
                                THE LEASED ASSETS


                                 Pages 58 and 59

                              SCHEDULE 2 (OMITTED)
                       THE PLANT, MACHINERY AND EQUIPMENT

                                   SCHEDULE 3
                                  THE PROPERTY

                                     Part 1
                          Description of First Property

1. The freehold land and premises on the east side of Buckingham Road Gawcott Buckingham registered at HM Land Registry under title number BM107164

                                     Part 2
                       Description of the Second Property

     The freehold factory at Tingewick Road and Bath Lane Buckingham which is:-

     (i) as to part comprised in a Conveyance dated 27th August 1954 and made between Leslie Hartridge (1) and Leslie Hartridge Limited (2);

     (ii) as to a further part comprised in a Conveyance dated 22nd July 1965 and made between Charles Leslie Kibble and Mary Agnes Kibble (1) and Leslie Hartridge Limited (2) ("the 1965 Conveyance");

     (iii) as to a further part comprised in a Conveyance dated 12th July 1966 and made between the same parties as the 1965 Conveyance;

     (iv) as to the remainder registered or in the course of registration at HM Land Registry with Possessory Title under Title No. BM221542

                                     Part 3
                               Conditions of Sale

1. In this Part of this Schedule the following words and expressions shall have the following meanings:-

     Words & Expressions                  Meanings
     -------------------                  --------

     1.1  "the Contract Rate"             4% per annum  above  the base  lending
                                          rate  from  time to  time of  Barclays
                                          Bank plc

     1.2  "the General Conditions"        the Standard Conditions of Sale (Third
                                          Edition)

     1.3  "the Possessory Title Land"     that  part  of  the  Second   Property
                                          referred to in paragraph  (iv) of Part
                                          2 of this Schedule

2.   Lucas agrees to sell and the Purchaser agrees to purchase:-

     2.1  the First Property for the sum of (pound)739,000;and

     2.2  the Second Property for the sum of (pound)3,074,000

3. Completion of the sale and purchase of the Property and the payment of the purchase prices and any other sums payable under this Part of this Schedule is to take place on the Completion Date

4.   Lucas sells with full title guarantee.

5.   With regard to title to the Property:-

     5.1 title to the Property having been deduced to the Purchaser (save as mentioned in paragraph 5.2) the Purchaser is deemed to purchase with full knowledge thereof and is not entitled to raise any objections or requisitions in relation to it

     5.2 the Purchaser is aware that the title deeds in respect of the Possessory Title Land have been lost

     5.3 without prejudice to the generality of the provisions of paragraph 5.1 Lucas will procure that LACE will pursue the application which it has submitted to HM Land Registry for the registration of possessory title to the Possessory Title Land and shall use its best endeavours to supply any further information required by and to answer any requisitions raised by HM Land Registry whether before or after completion of the sale to the Purchaser and will keep the Purchaser notified of progress with the registration and will supply copies of all correspondence with and requisitions raised by HM Land Registry and any replies given as soon as possible

     5.4 Lucas will on Completion provide a Defective Title Indemnity Policy in respect of the Possessory Title Land capable of benefiting the Purchaser issued by Norwich Union in the sum of (pound)3,100,000.

6.   Matters affecting the First Property

     The Property is sold subject to:-

     6.1 any registered Local Land Charge and matters registerable as such affecting or relating to the Property or to any part of it whether general or specific and to any notice order proposal or requirement whatsoever affecting or relating to the Property or to any part of it given or made by a Government Department or by any Public or Local Authority or statutory undertaker or other competent body or person

     6.2 all charges orders proposals restrictions agreements notices or other matters whatsoever affecting or relating to the Property or to any part of it arising under the legislation relating to Town and Country Planning or under any order or regulation made pursuant to such legislation for the time being in force or any other legislation

     6.3 all public or private rights of way water light air support sewerage and drainage and other rights and easements or quasi-easements (if any) and to any wayleaves pipes cables wires stays and poles whether or not apparent and without obligation on the part of Lucas to define any such

     6.4 all rates charges and other outgoings which affect or are charged on the Property except for any mortgage or legal charge relating to money secured on the Property

     6.5 any overriding interests (or, where title to the Property is unregistered, matters which would be overriding interests if title to the Property were registered) and all matters which either are revealed or would reasonably be expected to be revealed by inspection and by the searches and enquiries usually made by a prudent purchaser and the First Property is also sold subject to:-

     6.6 the matters contained or referred to on the Registers of title number BM107164

     6.7 a Wayleave Consent dated 4 June 1974 and made between (1) Wagland Limited and (2) East Midlands Electricity Board

     6.8 a Wayleave Consent dated 6 June 1974 and made between (1) F A Tutt and Mr Wagland and (2) East Midlands Electricity Board

          insofar as the same are still subsisting and capable of taking effect

7.   The General Conditions

     This Agreement incorporates the General Conditions so far as they are applicable to this sale and to the extent that they are not varied by or inconsistent with the terms of this Agreement (including these special conditions) or the terms of the Umbrella Agreement but subject to the following amendments:

     7.1  GENERAL CONDITION 2.2 is deleted

     7.2 in GENERAL CONDITION 4.2.3 the obligation on the Seller to produce documents extends only to documents in the possession of the Seller or the Seller's mortgagee

     7.3  GENERAL CONDITION 4.3.2 is deleted

     7.4 GENERAL CONDITIONS 5.1.1 and 5.1.2 are deleted and in GENERAL CONDITION 5.2.2 the following is added:

          "(i) must not change the use of the Property nor infringe any statutory provisions affecting the Property"

     7.5  GENERAL CONDITION 6.5.1 reads:

          "The Seller is not to retain the documents of title after the Buyer has tendered the amount payable under condition 6.4 unless the Buyer is in material breach of this agreement and the Seller refuses completion for that reason"

     7.6  GENERAL CONDITION 6.7 (a) is deleted

     7.7 the final sentence of GENERAL CONDITION 7.3.4 is deleted and a new GENERAL CONDITION 7.3.5 is added as follows:

          "7.3.5 if the Buyer is in default or, both parties being in default, the total period of the Buyer's default is greater the Seller is entitled to both compensation and income from the Property in respect of the same period"

8.   Insurance

     8.1  The Property is at the Purchaser's sole risk until completion

     8.2 If the Property is damaged or destroyed before actual completion, and the proceeds of any insurance policy effected by or for the Purchaser are reduced because of the existence of any policy effected by or for Lucas the purchase price is to be abated by the amount of such reduction unless the proceeds of any such policy are applied towards the reinstatement of the Property under any contractual or statutory obligation.

                              SCHEDULE 4 (OMITTED)
                             TRANSFERRING EMPLOYEES

                              SCHEDULE 5 (OMITTED)
                        INTELLECTUAL PROPERTY AGREEMENTS

                              SCHEDULE 6 (OMITTED)
                              ASSIGNMENT OF DEBTORS

                                   SCHEDULE 7
                                    PENSIONS

1.   This schedule is construed as follows:-

     "Actuary's Letter" means the letter from the Lucas Actuary to the Purchaser's Actuary dated 21 July 1997, a copy of which is appendix B.

     "Agreed Rate" means a rate per annum equal to Lloyds Bank plc's base rate from time to time compounded monthly.

     "AVCs" means additional voluntary contributions paid by Members to the Lucas Scheme.

     "Consenting Member" means a Member:

     (a) who is admitted to membership of the Purchaser's DB Scheme as of the Completion Date; and

     (b) from whom the Lucas Scheme receives, by the date specified in the notice given to the Member in accordance with paragraph 9, an option form properly completed requesting the Lucas Scheme to make a transfer payment to the Purchaser's DB Scheme in respect of his rights in the Lucas Scheme and who does not withdraw the request or lose his right to the cash equivalent in accordance with the Pension Schemes Act 1993.

     "Contracted-out scheme" and "contracting-out certificate" have the same meanings as in the Pension Schemes Act 1993.

     "Final Transfer Amount" means, subject to paragraph 4(b), the Unadjusted Transfer Amount increased or decreased by the Investment Return and increased by interest at the Agreed Rate from the last date on which the Investment Return applies to the Payment Date (both dates exclusive).
     References to the "estimated Final Transfer Amount" are to the amount calculated under paragraph 4(a) on the basis that the date of calculation is the

     Payment Date. In paragraphs 2 and 8(iii) references to the Final Transfer Amount exclude any amount deducted (if relevant) under paragraph 6(b)(i) in relation to the percentage rate of corporation tax but include any further amount due under paragraph 6(b)(iv) and any adjustment by the Investment Return as mentioned in paragraph 6(b) in determining the amount payable under that paragraph in circumstances where it comes into operation.

     "Investment Return" means the proportionate change between the Completion Date and the date which falls 7 days before the Payment Date in an index comprising as at the Completion Date as to 90 per cent. the FT-Actuaries All-Share Index (assuming notional gross dividend income is reinvested in the same index at the end of each calendar month) and as to 10 per cent. the FT-Actuaries index of prices for British Government stocks of over 15 years (assuming notional gross interest is reinvested in the same index at the end of each calendar month). For this purpose such proportionate change is calculated by comparing the level of the index at close of business on the Completion Date with the level of the index at close of business on the date which falls 7 days before the Payment Date or, if either of these dates is not a date in respect of which the index is quoted, the level of the index at the close of business on the next day for which they are quoted shall be used.

     "Lucas Actuary" means Hymans Robertson

     "Lucas Scheme" means the Lucas Pension Scheme. Where the context requires it includes the trustees thereof.

     "Member" means a Transferring Employee who is an active member of the Lucas Scheme immediately before the Completion Date. "Active Member" for this purpose means a member of the Lucas Scheme who is in pensionable service and is accruing benefits under the Lucas Scheme and it includes a person who is a member of the Lucas Scheme under its provisions relating to temporary absence from duty or maternity leave but it excludes any person whose membership is restricted to death in service benefits.

     "Payment Date" means the date which is the later of:-

     (a)  six months after the Completion Date; and

     (b) 30 days after the later of (i) the date on which the Unadjusted Transfer Amount and the Final Transfer Amount have been calculated by the Lucas Actuary and checked and agreed by the Purchaser's Actuary (as mentioned in paragraphs 4 and 5) or certified by the independent actuary under paragraph 5(c) and (ii) the date on which all of the Transfer Conditions have been and remain satisfied.

     "Purchaser's Actuary" means Buck Consultants.

     "Purchaser's Associates" means (i) any company controlled by the Purchaser or by its parent company and (ii) the Purchaser's Scheme.

     "Purchaser's   DB  Scheme"  means  the  defined   benefit  section  of  the
     Purchaser's Scheme referred to in paragraph 2. Where the context requires it includes the trustees thereof.

     "Purchaser's DC Scheme" means the defined contribution section of the Purchaser's Scheme referred to in paragraph 2. Where the context requires it includes the trustees thereof.

     "Purchaser's Group" means the Guarantor and any company:-

     (i)   which is a Subsidiary of the Guarantor;

     (ii) which is the Holding Company of the Guarantor or any Subsidiary of such Holding Company; or

     (iii) over which the Guarantor or any such Holding Company has control within the meaning defined in this Agreement for the time being and from time to time.

     "Purchaser's Scheme" means the Purchaser's DB Scheme and the Purchaser's DC Scheme. References to the Purchaser's Scheme refer to each such section separately and, where the context requires, includes the trustees thereof.

     "Transfer Conditions" means all of the following:

     (a) The written approval of the Inland Revenue has been received to the transfer of assets from the Lucas Scheme to the Purchaser's DB Scheme.

     (b) Evidence is produced to the Lucas Scheme that the Purchaser's DB Scheme is a contracted-out scheme with a contracting-out certificate which can cover the employments of the Members.

     (c) The Lucas Scheme receives an option form properly completed from each of the Consenting Members.

     (d) The written agreement of the Purchaser's DB Scheme in the form set out in appendix A (with the information and annexes to be completed as therein indicated) is given to the Lucas Scheme.

     (e) The written confirmation of the Lucas Actuary (or the independent actuary under paragraph 5(c) that, having reviewed the documents governing the Purchaser's DB Scheme, he is satisfied that the Purchaser's DB Scheme meets the requirements of paragraph 2.

     "Unadjusted   Transfer   Amount"  means  the  unadjusted   transfer  amount
     calculated in accordance with the Actuary's Letter.

     "the Vendor's Group" means LucasVarity and any company which is a Subsidiary or Subsidiary Undertaking of LucasVarity for the time being and from time to time.

2.   Purchaser's Scheme

     (a) On or before the Completion Date the Purchaser will establish or nominate an occupational pension scheme (incorporating two sections, the Purchaser's DB Scheme and the Purchaser's DC Scheme) which is designed so as to be capable of being, as of the Completion Date, a contracted-out scheme and approved by the Board of Inland Revenue as an exempt approved scheme under Chapter 1 of Part XIV of the Income and Corporation Taxes Act 1988 and which is to be administered wholly in the United Kingdom. The Purchaser will procure that:-

          (i)    each Member is offered  membership  of the  Purchaser's  Scheme with effect from the Completion Date on the basis that only those Members who comply with sub-paragraph (b) of the definition of Consenting Member in paragraph 1 will be eligible for membership of the Purchaser's DB Scheme. All other Members will be eligible only for membership of the Purchaser's DC Scheme;

          (ii) subject to paragraph 2(c) the Purchaser's DB Scheme provides benefits in respect of the pensionable service after the Completion Date of each Consenting Member which, overall, are of equivalent value to the benefits that such Member could have accrued had he remained an active member of the Lucas Scheme in accordance with its terms immediately before the Completion Date;

          (iii) subject to paragraph 2(c) the Purchaser's DB Scheme, in consideration of and subject to the transfer of the Final Transfer Amount, credits each Consenting Member with a period of pensionable service in the Purchaser's DB Scheme which is equal to that Consenting Member's pensionable service in the

                 Lucas Scheme prior to the Completion Date and provides benefits in respect of each Consenting Member for his credited pensionable service which, overall, are of equivalent value to the benefits that would have been provided for and in respect of him under the Lucas Scheme for such pensionable service had he remained an active member of the Lucas Scheme (and subject to the terms of the Lucas Scheme in force immediately prior to the Completion Date) until his active membership of the Purchaser's DB Scheme ceases;

          (iv) the Purchaser's DB Scheme will include in its trust deeds and rules as of the Completion Date (and in any replacement trust deed or rules thereafter) the following provisions which shall be effective only if the Purchaser's Scheme or the Purchaser has received the Final Transfer Amount:-

                 (1) a power of amendment which prohibits (without a Consenting Member's consent) the making of any amendment to the Purchaser's DB Scheme that would prejudice the benefits accrued for that Consenting Member in respect of the pensionable service credited to him under paragraph 2(a)(iii) above; such benefits for this purpose to be calculated on the basis of the Consenting Member's final pensionable earnings at the date on which his pensionable service with the principal employer of or any participating employer in the Purchaser's Scheme ends;

                 (2) provisions which shall prevent the transfer into the Purchaser's DB Scheme of the benefits of a group of members of any other occupational pension scheme on any basis that would result in the Purchaser's DB Scheme after the transfer being (in the reasonable opinion of the actuary to that scheme) insufficiently funded on an ongoing basis to provide in full the benefits in respect of Consenting Members that are referred to in paragraph 2(a)(iii) above unless either:-

                      (aa) the written agreement of the Consenting Members is obtained; or

                      (bb) the Purchaser and/or any other participating employer in the Purchaser's DB Scheme agrees to pay such additional contributions to that scheme as its trustees may reasonably require for the purpose of providing the said benefits in full on an ongoing basis.

     (b) The Purchaser's DB Scheme will offer facilities for AVCs and will procure that the Purchaser's DB Scheme will provide under such facilities, in respect of any Consenting Member's AVCs transferred to the Purchaser's Scheme as mentioned in paragraph 7, benefits which are at least equal in value at the date of transfer to the value so transferred.

     (c) Nothing in this paragraph 2 or otherwise in this schedule shall prevent the Purchaser from amending, terminating or otherwise dealing with the Purchaser's DB Scheme in any manner which does not prejudice the benefits referred to in and calculated as specified in paragraphs 2(a)(iv)(1) and 2(b) which is in accordance with the provisions of the Purchaser's DB Scheme and which complies with any relevant legislation.

     (d) Subject to the receipt by the Purchaser's Scheme or the Purchaser of the Final Transfer Amount, the Purchaser undertakes that, in the event of the future sale by the Purchaser of any company for which or any business in which Consenting Members work, and the purchaser of such company or business not offering the Consenting Members membership of an occupational pension scheme which will provide the benefits described in paragraph 2(a)(iii) in respect of the credited pensionable service referred to in that paragraph, the Purchaser shall procure that the Purchaser's Scheme provides benefits for that service in respect of any Consenting Member who chooses to retain his deferred benefits in the Purchaser's DB Scheme that are calculated on the basis of the Consenting Members' final pensionable earnings at the date on which his pensionable service with the principal employer of or any participating employer in the Purchaser's Scheme ends.

3.   Production of information

     The Purchaser shall promptly provide the Vendor with such documents and information in the Purchaser's possession or control in connection with the calculation of the Unadjusted Transfer Amount as the Vendor (or the Lucas Actuary) may reasonably require to facilitate the calculation of the Unadjusted Transfer Amount. In particular, the Purchaser shall promptly notify the Vendor of any Member who, having completed an option form requesting the Lucas Scheme to make a transfer payment to the Purchaser's DB Scheme in respect of him, leaves the employment of the Purchaser or withdraws that request or dies or otherwise loses his right to the cash equivalent before the Payment Date.

4.   Transfer Amount

     (a) Within 30 days after the latest of (i) four months after the Completion Date, (ii) the date on which the Vendor has received an option form properly completed by and bearing the signature of each of the Consenting Members and (iii) the date on which the Vendor or the Lucas Actuary has received all such documents and information requested as mentioned in paragraph 3, the Lucas Actuary shall calculate the Unadjusted Transfer Amount and (as if the date of calculation was the Payment Date) the estimated Final Transfer Amount.

     (b) If the Lucas Scheme makes a payment on account of the Final Transfer Amount before the Payment Date the adjustment mentioned in paragraph 5 of the Actuary's Letter and in the above definition of Final Transfer Amount by reference to the Investment Return shall apply to the full amount of the Unadjusted Transfer Amount until the date of the on account payment and thereafter the adjustment is applied to the balance and will be calculated by reference to the Investment Return until the last date on which it applies and thereafter by reference to interest at the Agreed Rate until Payment Date (both dates exclusive).

5.   Verification of Transfer Amount

     (a) The Vendor will procure that (within the 30 days following the date on which the Purchaser's Actuary is notified of the Lucas Actuary's calculations of the Unadjusted Transfer Amount and the estimated Final Transfer Amount) the Lucas Actuary allows the Purchaser's Actuary such access to the calculations and the data on which they are based as is reasonably necessary to enable the Purchaser's Actuary to check that the calculations are correctly made in accordance with the terms of this schedule and the Actuary's Letter. The Purchaser will procure that the Purchaser's Actuary shall, within 30 days of receipt of the calculations and the data reasonably required by him under this paragraph, notify the Lucas Actuary in writing of his agreement to the calculations (in which case the calculation of the Unadjusted Transfer Amount and the method of calculating the Final Transfer Amount shall become final and binding on the parties) or of the particulars of his objection that any calculation is incorrect.

     (b) Within 30 days of the Purchaser's Actuary notifying the Lucas Actuary of any objection to the calculation of the Unadjusted Transfer Amount and/or the estimated Final Transfer Amount, the Lucas Actuary shall notify the Purchaser's Actuary in writing either that he does or that he does not accept and agree with the Purchaser's Actuary's objections. If the Lucas Actuary does not accept and agree with all of the Purchaser's Actuary's objections, the dispute between the Lucas Actuary and the Purchaser's Actuary shall be referred by either the Vendor or the Purchaser to an independent actuary as described in sub-paragraph (c) below.

     (c) The independent actuary shall be a Fellow of the Institute of Actuaries or the Faculty of Actuaries in Scotland agreed by the Vendor and the Purchaser or, if they cannot agree, appointed by the President for the time being of the Institute of Actuaries. The independent actuary shall:-

          (i) determine each issue which is the subject of the disagreement between the Lucas Actuary and the Purchaser's Actuary;

          (ii)   act as an expert and not as an arbitrator;

          (iii) direct whether his costs are to be borne by the Vendor or the Purchaser or how they are to be divided between them; and

          (iv) sign a certificate specifying the Unadjusted Transfer Amount and the method of calculating the Final Transfer Amount.

6.   Payment of Transfer Amount

     (a) The Vendor will use all reasonable endeavours to procure that the Lucas Scheme transfers by the Payment Date to the Purchaser's DB Scheme in respect of the Consenting Members an amount in cash equal to the Final Transfer Amount.

     (b)  Payments by Vendor and Purchaser

          (i) If the Final Transfer Amount is not transferred in full to the Purchaser's Scheme within one month after the Payment Date, the Vendor shall, subject to (ii), (iii) and (iv) below, not later than one month after receipt of a written demand from the Purchaser, pay to the Purchaser, by way of an adjustment of the Consideration such percentage as equals, 100 percent, less the percentage rate of corporation tax applying to the Purchaser on the Payment Date of the amount by which the Final Transfer Amount (calculated as at the Payment Date or, if some assets have been transferred after the Payment Date, calculated as at the date on which those assets were transferred as if that date was the Payment Date for the purpose of the Investment Return) exceeds the greater of:-

                 (a)  the amount transferred (if any); and

                 (b) the aggregate of the cash equivalents of the Consenting Members having a statutory right (under the Pension Schemes Act 1993) to a cash equivalent, plus the amount of any refund of contributions from the Lucas Scheme to which a Consenting Member not having the said statutory right is entitled.

                      The excess so determined shall be adjusted by the Investment Return from (and including) the Payment Date or, if some assets have been transferred after the Payment Date, the date of that transfer up to (but excluding) the date of payment by the Vendor pursuant to this sub-paragraph.

                 The amount described above (before the reduction by reference to corporation tax) is referred to below as "the Shortfall".

                 If by the date that is one month after the Payment Date the total amount that has been received by the Purchaser's Scheme pursuant to this Schedule is less than the amount referred to in (i)(b) of this paragraph 6(b) above the Purchaser can refuse to accept any subsequent payments from the Vendor made pursuant to (i) above, in which case the Vendor shall have no further liability under this paragraph 6(b).

          (ii) If either of the Transfer Conditions (a) or (b) ceases to be fulfilled or effective at any time after the Payment Date and before the full payment due under (i) above has been made, the Purchaser shall not demand payment pursuant to (i) above and the time limit referred to in (i) above will not commence, or (if either of those Transfer Conditions cease to be fulfilled or effective after the time limit has started to run) will be suspended, until the Transfer Condition is again fulfilled and effective.

          (iii)  No payment shall be due from the Vendor pursuant to (i) above:-

                 (1) if the reason for the Final Transfer Amount (or part of it) not having been transferred to the Purchaser's Scheme by the expiry of the time limit referred to above is the failure of the Purchaser's Scheme for whatever reason to accept the whole or any part of the Final Transfer Amount or if the reason is any other reason outside the control of the Lucas Scheme or the Vendor (save for any reason relating to the funding level of the Lucas Scheme) but, if no payment is due from the Vendor because of any such other reason outside the control of the Lucas Scheme, payment will become due (subject to the other provisions of this paragraph 6) if and when such reason ceases to exist and the amount due shall be calculated in accordance with (i) above;

                 (2) unless the Purchaser undertakes in writing to the Vendor to pay any amount received pursuant to (i) above forthwith to the Purchaser's Scheme and to procure that such amount be applied by the Purchaser's Scheme to provide benefits for the Consenting Members in respect of their pensionable service in the Lucas Scheme before Completion.

          (iv) If the Vendor pays to the Purchaser an amount (the "Payment") equal to the percentage referred to in (i) above of the Shortfall then:

                 (1)  forthwith  following the Vendor making payment pursuant to
                      (i) above an amount equal to the Shortfall shall be contributed to the Purchaser's Scheme; and

                 (2) provided that the Purchaser and all members of the Purchaser's Group have taken all reasonable steps (including the claiming of any relevant deduction from profits and any repayment of tax and the obtaining of approval of the Purchaser's Scheme as an Exempt Approved Scheme) to maximise the Aggregate Tax Benefit, the Vendor shall, on the later of the fifth anniversary of the Completion Date and 2 days after receipt of written notice from the Purchaser that the Aggregate Tax Benefit has been finally determined by the Inland Revenue, pay to the Purchaser, by way of adjustment to the Consideration, an amount equal to the excess of the Shortfall over the sum of the Payment and the Aggregate Tax Benefit, adjusted by the Investment

                      Return from (and including) the date on which the Payment was made up to (but excluding) the date of payment of that excess; however, the conditions for payment in this proviso shall not apply if the reason for the Shortfall becoming payable is delay within the control of the Vendor or the Lucas Scheme.

                      In this sub-paragraph:

                      "Tax Benefit" means the aggregate of the amount by which the relevant company's liability to pay corporation tax is reduced and the amount of any repayment of corporation tax to which the relevant company is entitled, which, in either case, arises as a result of the contribution referred to in (1) above (including any such reduction or right which is attributable to a surrender by way of group relief or consortium relief under sections 402 to 413 Taxes Act 1988 of a loss which arises as a result of the payment of the contribution); and

                      "Aggregate  Tax  Benefit"  means the  aggregate of any Tax
                      Benefits  arising  to the  Purchaser  and the  Purchaser's
                      Group in respect of all accounting periods on or before the fifth anniversary of the date of Completion.

          (v) If, for a reason outside the Vendor's control, the value of the aggregate of the assets transferred by the Lucas Scheme to the Purchaser's Scheme and the assets transferred by the Vendor to the Purchaser under this paragraph 6 exceeds the Final Transfer Amount, the Purchaser shall, within one month of such an excess having been transferred, pay to the Vendor, by way of an adjustment of the Consideration, a sum in cash equal to such excess adjusted by the Investment Return from (and including) the date of transfer of the excess to the Purchaser's Scheme up to (but excluding) the date of payment of the excess by the Purchaser to the Vendor.

          (vi) In the event that the total amount received by the Purchaser and the Purchaser's Scheme by the due date for payment in accordance with paragraph 6(b) is less than the Final Transfer Amount (less, if applicable, the amount deducted in relation to the percentage rate of corporation tax as mentioned in (i) above but subject to payment of any further amount if and when due in accordance with (iv) above), the Vendor will indemnify the Purchaser, the Purchaser's Scheme and each member of the Purchaser's Group against any liability (as defined in paragraph 8(i)) arising out of or in connection with any claim brought against all or any of them by any Consenting Member or any spouse or dependant of the Consenting Member in relation to that Consenting Member's service in the Lucas Scheme; provided that this indemnity shall not apply if:-

                 (a) the Purchaser or the Purchaser's Scheme or any member of the Purchaser's Group has encouraged, or assisted in bringing, any such claim;

                 (b) the Purchaser and the Purchaser's Scheme have not complied with paragraph 2 (conditionally on receiving the Final Transfer Amount).

7.   Cash Accumulation AVCs

     The Vendor will use all reasonable endeavours to procure that on the Payment Date the Lucas Scheme shall transfer to the Purchaser's DB Scheme any sums which relate to a Consenting Member's cash accumulation AVCs or any amounts not included in the Final Transfer Amount representing a transfer payment made to the Lucas Scheme in respect of a Consenting Member and which provide benefits on a money-purchase basis.

8.   Indemnity

     (i)    In this paragraph:-

            "liability" includes any compensation, damage, loss or requirement of any court or industrial tribunal order or award, and costs and expenses properly incurred.

            "Claim" means a claim brought against the Vendor or any member of the Vendor's Group or the Lucas Scheme relating to the Claimant not being provided with the whole or any part of any benefit under an occupational pension scheme (whether in relation to employment before or after Completion) or relating to the cost of the benefit but excluding (save to the extent that such claim arises out of a breach by the Purchaser of paragraph 2 of this Schedule) any claim arising out of (i) a breach of contract by the Vendor (including any breach by the Vendor of the terms of this Schedule but otherwise excluding a breach of any other provision of this Agreement) or (ii) a breach of trust by the Lucas Scheme or (iii) failure of the Lucas Scheme or the Vendor to comply with any statutory or regulatory requirement.

            "Claimant" means a Transferring Employee or any spouse or dependant of a Transferring Employee.

     (ii) The Purchaser will indemnify the Vendor, each member of the Vendor's Group and the Lucas Scheme against any liability arising out of or in connection with a Claim by a Claimant save to the extent that the facts on which any claim is based are inconsistent with any of the Warranties.

     (iii) To the extent that a Claim relates to a period of employment before the Completion Date, this indemnity is subject to payment of the Final Transfer Amount.

     (iv) The Purchaser agrees that neither it nor any member of the Purchaser's Group will take any action or provide any assistance (save as required by statute or by any competent authority) to any person (direct or indirect) which might or would result in a Claim or in the Lucas Scheme transferring a larger amount than the Final Transfer Amount to the Purchaser's DB Scheme.

     (v) When the Final Transfer Amount has been transferred or paid as mentioned in this schedule (whether by the Lucas Scheme or the Vendor), the Purchaser will indemnify the Lucas Scheme, the Vendor and any member of the Vendor's Group against any liability (including legal and other expenses) arising out of a claim brought against any of them relating to the amount or nature of the benefits provided by the Purchaser's Scheme as it relates to each of the Consenting Members save to the extent that such claim arises from the failure to take account in the calculation of the Unadjusted Transfer Amount of any liability to provide any benefit for or in respect of a Consenting Member other than any liability which there may be in respect of any difference as between a man and a woman relating to the guaranteed minimum pension (any such liability to be met by the Purchaser or the Purchaser's Scheme).


     (vi) To the extent that the indemnities in this paragraph relate to a member of the Vendor's Group (other than the Vendor) or the Lucas Scheme, the Vendor holds the benefit of an indemnity as trustee for that member or, as the case may be, the Lucas Scheme. Without prejudice to the ability of that person to enforce the indemnity, the indemnity may be enforced by the Vendor as trustee for him or, as the case may be, the Lucas Scheme.

9.   Notices

     (a) Forthwith after Completion the Purchaser will issue a notice to each Member in the form set out in Appendix C.

     (b) Within 15 days of the Lucas Actuary confirming under paragraph 10 or the independent actuary certifying that the Purchaser's Scheme meets the requirements of paragraph 2, the Purchaser will issue a notice to each Member, in terms approved by the Lucas Scheme (whose approval shall not be unreasonably withheld or delayed), explaining the options available to him in respect of his accrued benefits under the Lucas Scheme (including, without limitation, the option for each Member to request a transfer payment from the Lucas Scheme to the Purchaser's Scheme calculated on the basis described in this Schedule), offering him membership of the Purchaser's Scheme and enclosing an option form, in terms approved by the Lucas Scheme (such approval not to be unreasonably withheld or delayed), for him to return notifying (within one month of the date of the issue of the notice) the Lucas Scheme and the Purchaser of his choice of option. The Purchaser will also cause to be issued to the Member notices to enable them to become contracted-out under the Purchaser's Scheme. The Purchaser must also supply to the Vendor a copy of each notice issued to the Members.

          The Vendor shall procure that the Lucas Scheme complies with its obligations as regards the issue of a statement of entitlement under section 93A of the Pension Schemes Act 1993 to each Member who is entitled to receive one and, if the Member agrees, provides a copy of each statement to the Purchaser or the Purchaser's Actuary. The Vendor shall not and shall procure that the Lucas Scheme does not issue any notices or make any statements to any Transferring Employee about the benefits to be provided under the Purchaser's Scheme save with the consent of the Purchaser which shall not be unreasonably withheld or delayed.

10.  Copies of Purchaser's Scheme's documents

     As soon after Completion as is reasonably practicable the Purchaser will provide to the Vendor a copy of the deeds or other documents governing the Purchaser's DB Scheme. The Purchaser shall also provide to the Vendor or the Lucas Actuary all such documents and information relating to the Purchaser's DB Scheme as the Lucas Actuary may reasonably require in order to check that the Purchaser's DB Scheme meets the requirements of paragraph 2 and the Purchaser shall immediately notify the Vendor of any matter or circumstance prior to the Payment Date which causes any document or information previously provided to be altered or no longer applicable in any material respect.

     The Lucas Actuary shall notify the Purchaser's Actuary within 30 days of receiving all of the deeds, documents and other information referred to above whether the Purchaser's DB Scheme meets the requirements of paragraph
     2. If the Lucas Actuary notifies the Purchaser's Actuary that the Purchaser's DB Scheme does not meet any requirement of paragraph 2 and the Purchaser's Actuary and the Lucas Actuary are unable to resolve this dispute within 30 days of the Lucas Actuary's notification, the dispute shall be referred to the independent Actuary under paragraph 5(c).

11.  Provision of information

     The Vendor and the Purchaser shall promptly provide to each other such documents and information as are reasonably required to enable the Lucas Scheme and the Purchaser's DB Scheme to obtain the approval of the Board of Inland Revenue to the transfer referred to in paragraph 6 and shall each use all reasonable endeavours to obtain such approval in writing as soon as reasonably practicable.

12.  Indemnities - General

     If the Vendor or the Purchaser becomes aware of any matter which might give rise to a claim for an indemnity under paragraph 6 (b)(vi) or 8 from the other party, the following provisions shall apply:-

     (1) The relevant party shall immediately give written notice to the other party of the matter in respect of which the indemnity is being claimed (stating in reasonable detail the nature of the matter and, so far as practicable, the amount claimed) and shall consult with the other party with respect to the matter. If the matter has become the subject of any proceedings the relevant party shall give the notice within sufficient time to enable the other party to contest the proceedings before any first instance judgment in respect of such proceedings is given.

     (2)  The relevant party shall:-

          (a) take such action and institute such proceedings, and give such information and assistance, as the other party or its insurers may reasonably request to dispute, resist, appeal, compromise, defend, remedy or mitigate the matter or enforce against any person (other than the other party) the rights of the relevant party or its insurers in relation to the matter; and

          (b) not admit liability in respect of or settle the matter without the prior written consent of the other party such consent not to be unreasonably withheld or delayed.

                              APPENDIX A (OMITTED)

                               TRANSFER AGREEMENT



                                  Pages 90 - 92

                              APPENDIX B (OMITTED)

                                Actuary's Letter

                              APPENDIX C (OMITTED)

                              SCHEDULE 8 (OMITTED)

                              INTELLECTUAL PROPERTY


                                  Pages 95 - 99

                              SCHEDULE 9 (OMITTED)

                        INTELLECTUAL PROPERTY ASSIGNMENTS

                                 Pages 100 - 133

                              SCHEDULE 10 (OMITTED)

                       FORWARD EXCHANGE CURRENCY CONTRACTS


                                Pages 134 - 135

                              SCHEDULE 11 (OMITTED)

                                BILLS OF EXCHANGE

                              SCHEDULE 12 (OMITTED)
                        BONDS, GUARANTEES AND INDEMNITIES

                              SCHEDULE 13 (OMITTED)
                           MEMORANDA OF UNDERSTANDING



                                 Pages 138 - 139

                              SCHEDULE 14 (OMITTED)

                                 EXPIRED PATENTS

                              SCHEDULE 15 (OMITTED)

                              COMPETING ACTIVITIES



                                 Pages 141 - 142

SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS LIMITED
in the presence of:- /s/ Mary K. Krigbaum



SIGNED by /s/ Bruce P. Erdel
          --------------------
for and on behalf of the ASSEMBLY TECHNOLOGY
& TEST LIMITED
in the presence of:- /s/ Rita Deckard



SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS INDUSTRIES PLC
in the presence of:- /s/ Mary K. Krigbaum



SIGNED by /s/ James Zigel
          --------------------
for and on behalf of LUCAS AUTOMATION &
CONTROL ENGINEERING LIMITED
in the presence of:- /s/ Mary K. Krigbaum

     The following page contains a list of Schedules and Appendices which have been intentionally omitted by the Registrant pursuant to Item 601(b)(2) of Regulation S-K.

     A copy of any omitted Exhibit or Appendix will be provided to the Securities and Exchange Commission upon request.

SCHEDULE 1        The Leased Assets
SCHEDULE 2        The Plant, Machinery and Equipment
SCHEDULE 4        Transferring Employees
SCHEDULE 5        Intellectual Property Agreements
SCHEDULE 6        Assignment of Debtors
SCHEDULE 8        Registered Intellectual Property
SCHEDULE 9        Part 1: Trade Mark Assignment by Lucas
                  Part 2: Trade Mark Assignment by LACE
                  Part 3: Patent Assignment by Lucas
                  Part 4: Patent Assignment by LACE
                  Part 5: Assignment of Patent Application by Lucas into
                          joint names
                  Part 6: Assignment of Unregistered Intellectual Property
SCHEDULE 10       Forward Exchange Currency Contracts
SCHEDULE 11       Bills of Exchange
SCHEDULE 12       Bonds, Guarantees and Indemnities
SCHEDULE 13       Memoranda of Understanding
SCHEDULE 14       Expired Patents
SCHEDULE 15       Competing Activities

                            APPENDICES TO SCHEDULE 7

APPENDIX A        Transfer Agreement
APPENDIX B        Actuary's Letter
APPENDIX C        Notice to Employees Concerning Pension Arrangements